                                  SCHEDULE 14A
                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Check the appropriate box:

  [X] Preliminary proxy statement   [ ] Confidential, for use of the Commission
                                        only (as permitted by Rule 14a-6(e)(2))

  [ ] Definitive proxy statement

  [ ] Definitive additional materials

  [ ] Soliciting material under Rule 14a-12

                    U.S. REALTY PARTNERS LIMITED PARTNERSHIP
________________________________________________________________________________
                (Name of Registrant as Specified in Its Charter)

________________________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]   No fee required.

[X]   Fee computed on table below per Exchange Act Rules 14a-6(i) and 0-11.

(1)   Title of each class of securities to which transaction applies:

________________________________________________________________________________

(2)   Aggregate number of securities to which transaction applies:

________________________________________________________________________________

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
________________________________________________________________________________

(4)   Proposed maximum aggregate value of transaction:

      $11,210,472

(5)   Total fee paid:

      $2,470.65

[X]   Fee paid previously with preliminary materials: $2,470.65

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)   Amount previously paid:
________________________________________________________________________________

(2)   Form, Schedule or Registration Statement No.:
________________________________________________________________________________

(3)   Filing Party:
________________________________________________________________________________

(4)   Date Filed:_______________________________________________________________

                                PRELIMINARY COPY

                    U.S. REALTY PARTNERS LIMITED PARTNERSHIP
                           C/O THE ALTMAN GROUP, INC.
                            1275 VALLEY BROOK AVENUE
                          LYNDHURST, NEW JERSEY 07071


                               January [__], 2005


Dear Limited Partner:


      The attached Proxy Statement, dated January [__], 2005, describes:


      (i) an amendment to the agreement of limited partnership (the "Partnership Agreement") of U.S. Realty Partners Limited Partnership (the "Partnership") to permit sales of the Partnership's property to the general partners of the Partnership (the "General Partners" or individually, a "General Partner") or their affiliates (the "Amendment"); and

      (ii) the sale by the Partnership (the "Sale") of Twin Lakes Apartments, a 262-unit apartment complex located in Palm Harbor, Florida (the "Property"), to Twin Lakes Apartments, L.L.C., a Delaware limited liability company (the "Purchaser"). The Purchaser was formed recently by AIMCO Properties, L.P. solely to acquire the Property. AIMCO Properties, L.P. is one of your general partners, owns approximately 67.78% of the outstanding depositary unit certificates of the Partnership (the "units"), and wholly owns the Purchaser.

      The Partnership Agreement currently prohibits sales of the Partnership's property to a General Partner or its affiliate. The Amendment eliminates this prohibition and expressly permits such sales. The Amendment is necessary to allow the Sale to occur.

      The Partnership entered into an agreement, dated September 3, 2004 (the "Purchase Agreement"), with another wholly-owned subsidiary of AIMCO Properties, L.P., pursuant to which that purchaser would purchase the Property for a gross purchase price of $11,210,472. On November 10, 2004, that entity assigned all of its rights and obligations under the Purchase Agreement to the Purchaser. The Purchase Agreement is conditioned upon the failure to receive objections to the Sale from the holders ("Limited Partners") of units of the Partnership who hold a majority of the units held by all Limited Partners who are not the General Partners or their affiliates (the "Unaffiliated Limited Partners"). The Amendment and terms of the Sale are more fully described in the attached Proxy Statement.

      If Limited Partners do not object to the Sale in the manner described in the attached Proxy Statement, the Partnership will distribute the proceeds of the Sale in accordance with the Partnership Agreement and applicable law after consummation of the Sale. We anticipate that the Partnership will distribute $4,463,383, or approximately $3.65 per unit, to the Limited Partners in connection with the Sale. To determine the expected distributable amounts, the General Partners added the Property's portion of the Partnership's cash, cash equivalents and other assets to the gross purchase price for the Sale and then deducted the outstanding mortgage debt (including accrued interest), expected closing costs, accounts payable, accrued expenses and other related Partnership liabilities, and the amount of reserves the General Partners expect to establish to cover contingencies that may occur before the Partnership is ultimately dissolved.

      If the Property is sold, the Partnership will recognize gain as a result of the Sale. The gain recognized with respect to the Property will be allocated to the partners, including Limited Partners, in accordance with the Partnership Agreement. The total amount of gain that will be recognized by Limited Partners in the event the Property is sold is estimated to be $7.66 per unit, assuming that the Sale was consummated on September 30, 2004. Although each Limited Partner's circumstances are unique, it is unlikely that the tax liability resulting from the Sale will exceed the cash received upon distribution of the proceeds.

      The Purchaser is our affiliate, and we may be deemed to be under common control of Apartment Investment and Management Company, a publicly traded real estate investment trust ("AIMCO"), because AIMCO owns approximately 90% of AIMCO Properties, L.P. as of September 30, 2004, and AIMCO Properties, L.P. owns 100% of the Purchaser. Accordingly, we have a substantial conflict of interest with respect to the Sale, because the Purchaser has an interest in buying the Property at a low price while the Partnership and the Limited Partners have an interest in receiving the highest price possible. Although we are of the opinion that the terms of the Sale are fair to the Unaffiliated Limited Partners, as a result these conflicts of interest, we do not make any recommendation as to whether or not Limited Partners should object the proposed Sale.

      The General Partners are of the opinion that it is in the best interests of your Partnership and its Limited Partners to adopt the Amendment and sell the Property pursuant to the Purchase Agreement at the present time and that the Limited Partners should be presented with the proposed Sale, to which they may object, at the current time for the following reasons, among others:


      - The purchase price is based on the appraised market value of the Property as of April 28, 2004. The Partnership did not request that the appraiser recommend a price for the Sale; rather, the independent third party appraiser appraised the market value of the Property. The Partnership and the Purchaser agreed that the price would be the appraised market value of the Property less certain liabilities that would result from a similar sale to a third party, such as prepayment penalties associated with the mortgage indebtedness.


      - There have been no other firm offers by third parties for the Property, a merger or other extraordinary transaction during the past two years with which to compare the purchase price and resulting distribution to Limited Partners, and no other offer to purchase the Property is currently outstanding. The General Partners, however, have not marketed the Property for sale to the public.

      - The Sale will not be consummated if Limited Partners holding a majority of the units held by Unaffiliated Limited Partners object to the Sale. Accordingly, even though the General Partners and their affiliates have sufficient ownership in the Partnership to approve the Sale without seeking the consent of any other partner, they will not consummate the Sale if Unaffiliated Limited Partners owning more than approximately 16.12% of the outstanding units object.

      - The Partnership is providing each Limited Partner with contractual dissenters' appraisal rights that are based upon the dissenters' appraisal rights that a Limited Partner would have were it a shareholder in a corporate merger under the corporation laws of Delaware.

      - Under the terms of the Purchase Agreement, the Sale will be consummated shortly after the requisite consents are obtained, which includes obtaining the consent of GMAC Mortgage Corporation, the lender, of the assumption of the mortgage indebtedness, thereby reducing any costs associated with delays. Moreover, by closing the Sale quickly, the risks are reduced that the transaction will not occur on the terms described in the Proxy Statement, on different terms or at all. Finally, by completing the Sale quickly, all of the risks associated with ownership of interests in real property, such as a reduction in value or damage inflicted by hurricanes, fire or other natural disaster, are reduced.

      - In the Sale, the Partnership will not incur some of the costs that it would otherwise incur in a sale of the Property to a third party, such as brokerage fees, which the General Partners expect would total approximately $262,000 and which would otherwise reduce the net sale proceeds to the Partnership.


      - The Sale under the terms of the Purchase Agreement provides more certainty to a sale of the Property than a sale to a third party, due to, among other things, the lack of a feasibility period and limited conditions to closing. Because OP Property Management LLC, an affiliate of the General Partners, and its affiliated predecessor have been managing the Property in excess of five years and therefore are very familiar with the operations and the condition of the Property, the Purchaser does not need to perform due diligence on the property. Accordingly, the Sale is expected to occur as soon as practicable after the expiration date for submission of objections by Unaffiliated Limited Partners, and the risk that the Sale will not be consummated is minimal.

      - The Partnership currently owns two properties, Governor's Park Apartments and the Property. After the Sale is completed, the General Partners plan to distribute any available proceeds in accordance with the Partnership Agreement and applicable law. Upon the sale of Governor's Park Apartments, the Partnership will be dissolved in accordance with the terms of the Partnership Agreement.

      - The General Partners are of the opinion that the Partnership is incurring significant administrative and accounting expenses relating to the preparation and filing of periodic reports with the Securities and Exchange Commission (the "SEC"), particularly in light of the additional requirements imposed by the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated by the SEC thereunder, administrative and accounting expenses relating to the preparation of tax returns and Form K-1s and general audit, tax and investor relations expenses. Upon completion of the disposition of all of the Partnership's properties, the Partnership will no longer incur these expenses.

      - Market conditions are currently favorable for sellers of properties of the type and character of the Property, largely because of the current interest rate environment and tax benefits and favorable financing available to purchasers of these properties. However, these market conditions are of uncertain duration and could be adversely affected by, among other things, future weakness in the economy, increases in interest rates, and other factors. Sales of properties similar to the Property often require a significant period of time to complete and consummation is uncertain. If the Sale is not completed, there is no assurance that the Partnership would succeed in selling the Property on similar or better terms than in the Purchase Agreement.


      - If the Sale is not consummated in the near future, then given changing economic conditions, among other things, the execution of a similar sale in the future currently is uncertain because the appraised price, on which the Sale was based, may be materially different.



      - The tax benefits of continued investment in the Property have been reduced for the partners because the Property has been substantially depreciated for income tax purposes. Because of the Property's accelerated depreciation schedule, the depreciation expense of the Property, which reduced the taxable income, were highest during the initial years after the Partnership initially acquired the Property. In addition, because the amortization of loan principal is lowest at the beginning of the loan period, interest expense was higher during that time than the present. As a result, the Partnership operated at a taxable loss during the initial years of operation. As the Property and its mortgage loan aged, however, the Partnership's interest and depreciation expenses declined, reducing the deductions to the taxable incomes of Limited Partners. For example, the Partnership incurred interest expense of $571,426 and $544,567 in 2001 and 2003, respectively, and with respect to the fixed assets put into service in the year 2000, the Partnership incurred depreciation expense of $67,159 and $33,538 in 2001 and 2003, respectively.


      - At existing rent levels at the Property, the Partnership may generate taxable income but will probably not distribute sufficient cash to Limited Partners to pay resulting tax liabilities for the foreseeable future.

      - Based on the location, age, physical condition, inability to support increased rental rates and other characteristics of the Property, a material improvement in its financial condition is uncertain.

      See "Fairness of the Sale" in the attached Proxy Statement for additional information.

      However, there are disadvantages and risks related to the Sale, which are more fully described in the "Risk Factors" section of the attached Proxy Statement and include:

      - The General Partners are affiliated with the Purchaser and stand in a conflict of interest.

      -     The Sale did not result from arm's length bargaining.


      - The General Partners did not market the Property to the public. It is possible that the Partnership could realize a higher sale price if the General Partners marketed the Property to third parties. Additionally, if the Partnership held the Property for a longer period of time, the Property could appreciate in value due to among other factors, an improving economy, decreases in interest rates, and the granting of tax benefits to holders of real estate like the Property.


      - Limited Partners will recognize gain taxable at ordinary income tax rates in connection with the Sale estimated by the General Partners to be $7.66 per unit.


      - After consummation of the Sale, Limited Partners will no longer receive any distributions from operating cash flow of the Property or upon a refinancing of the Property, if any.

      The Partnership Agreement requires the vote of Limited Partners owning more than 50% of the total outstanding units which actually vote on such issue to approve the Amendment. Also, the sale of all or substantially all of the properties of the Partnership at a single sale (or series of sales to one person made pursuant to a single plan) requires the approval of Limited Partners holding a majority of the then outstanding units which actually vote on such issue. Affiliates of the General Partners currently own approximately 67.78% of the outstanding units and will consent to the Amendment and the Sale on the terms described in the attached Proxy Statement. Therefore, the General Partners and their affiliates can and will vote to approve the Amendment and the Sale without the vote of any other Limited Partner.


      However, as described in the attached Proxy Statement, the General Partners will not consummate the Sale if Limited Partners holding a majority of the units held by Unaffiliated Limited Partners object in writing to the Sale in the manner described in the attached Proxy Statement. The right to object is not provided in the Partnership Agreement; rather, the General Partners have voluntarily elected not to consummate the Sale if Unaffiliated Limited Partners holding more than 196,926 units, or approximately 16.12% of the outstanding units, object to the Sale in the manner described in the attached Proxy Statement. The General Partners have granted this right to determine whether significant opposition exists to the Sale. Limited Partners must return their Notice of Objection by January [__], 2005 (unless such date is extended by the General Partners in their discretion and as described in the Proxy Statement), to the Information Agent by mail, overnight courier or facsimile and otherwise follow the instructions set forth in "Notices of Objection" on page 35 of the Proxy Statement. The Notice of Objection accompanies the Proxy Statement. Abstentions will not be treated as objections.


      If the Unaffiliated Limited Partners object to the Sale as described in the attached Proxy Statement, the Partnership will continue to operate the Property, and there can be no assurance that the Property will be operated profitably, the Partnership will make any future distributions to the Limited Partners, the Limited Partners will receive distributions equal to any future taxable income generated from operations, the Property can continue to be operated without substantial improvements, the Partnership will not default under its mortgages or other obligations, the Partnership will not lose its entire investment in the Property, or a sale of the Property on comparable or more favorable terms will be possible in the future. Regardless of whether the Sale is consummated, the Partnership intends to continue to seek a buyer for Governor's Park Apartments.

      As more fully discussed in the attached Proxy Statement, Limited Partners are not entitled to appraisal rights under applicable law or the Partnership Agreement permitting them to seek a judicial determination of the value of their Partnership interests in connection with the sale of Partnership assets or an amendment to the Partnership Agreement. However, the Partnership is providing each Limited Partner with contractual dissenters' appraisal rights that are based upon the dissenters' appraisal rights that a Limited Partner would have were it a shareholder in a corporate merger under the corporation laws of Delaware.

      Questions and requests for assistance may be directed to the Information Agent, The Altman Group, Inc., at its address set forth below.

                               Very truly yours,

                           U.S. REALTY I CORPORATION
                             AIMCO PROPERTIES, L.P.

                           THE INFORMATION AGENT IS:

                             THE ALTMAN GROUP, INC.

        By Mail:                            By Overnight Courier:                               By Hand:

1275 Valley Brook Avenue                  1275 Valley Brook Avenue                     1275 Valley Brook Avenue
Lyndhurst, New Jersey 07071               Lyndhurst, New Jersey 07071                  Lyndhurst, New Jersey 07071

     By Facsimile:                                                                     For Information please call:

     (201) 460-0050                                                                      TOLL FREE (800) 217-9608

                                PRELIMINARY COPY

                    U.S. REALTY PARTNERS LIMITED PARTNERSHIP
                           C/O THE ALTMAN GROUP, INC.
                            1275 VALLEY BROOK AVENUE
                          LYNDHURST, NEW JERSEY 07071

                                PROXY STATEMENT


                               January [__], 2005


      U.S. Realty I Corporation, a South Carolina corporation, and AIMCO Properties, L.P., a Delaware limited partnership (collectively, the "General Partners" and individually, a "General Partner"), the general partners of U.S. Realty Partners Limited Partnership, a Delaware limited partnership (the "Partnership"), are furnishing this Proxy Statement to the holders (the "Limited Partners") of depositary unit certificates ("units") of the Partnership in connection with:

      (i) an amendment to the Partnership's agreement of limited partnership (the "Partnership Agreement") to permit sales of the Partnership's property to the General Partners or their affiliates (the "Amendment"); and

      (ii) the sale by the Partnership (the "Sale") of Twin Lakes Apartments, a 262-unit apartment complex located in Palm Harbor, Florida (the "Property"), to Twin Lakes Apartments, L.L.C., a Delaware limited liability company (the "Purchaser"). The Purchaser was formed recently by AIMCO Properties, L.P. solely to acquire the Property. AIMCO Properties, L.P. (the "AIMCO Operating Partnership") is one of your General Partners, owns approximately 67.78% of the outstanding units, and wholly owns the Purchaser.


      This Proxy Statement and the accompanying Notice of Objection are first being mailed to the Limited Partners of record as of January [__], 2005 (the "Record Date").


      The Partnership Agreement currently prohibits sales of the Partnership's property to a General Partner or its affiliate. The Amendment eliminates this prohibition and expressly permits such sales. The Amendment is necessary to allow the Sale to occur.

      The Partnership entered into an agreement, dated September 3, 2004 (the "Purchase Agreement"), with another wholly-owned subsidiary of the AIMCO Operating Partnership, pursuant to which that purchaser would purchase the Property for a gross purchase price of $11,210,472. On November 10, 2004, that entity assigned all of its rights and obligations under the Purchase Agreement to the Purchaser. The Purchase Agreement is conditioned upon the failure to receive objections to the Sale from Limited Partners who hold a majority of the units held by all Limited Partners who are not the General Partners or their affiliates (the "Unaffiliated Limited Partners"). The Amendment and terms of the Sale are more fully described in this Proxy Statement.

      If Limited Partners do not object to the Sale in the manner described in this Proxy Statement, the Partnership will distribute the proceeds of the Sale in accordance with the Partnership Agreement and applicable law after consummation of the Sale. We anticipate that the Partnership will distribute $4,463,383, or approximately $3.65 per unit, to the Limited Partners in connection with the Sale. To determine the expected distributable amounts, the General Partners added the Property's portion of the Partnership's cash, cash equivalents and other assets to the gross purchase prices for the Sale and then deducted the outstanding mortgage debt (including accrued interest), closing costs, accounts payable, accrued expenses and other related Partnership liabilities, and the amount of reserves the General Partners expect to establish to cover contingencies that may occur before the Partnership is ultimately dissolved.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the transaction described herein; passed upon the merits or fairness of the transaction; or passed upon the adequacy or accuracy of the disclosure contained in this document. Any representation to the contrary is a criminal offense.

      If the Property is sold, the Partnership will recognize gain taxable at ordinary income tax rates as a result of the Sale. The gain recognized with respect to the Property will be allocated to the partners, including Limited Partners, in accordance with the Partnership Agreement. The total amount of gain that will be recognized by Limited Partners in the event the Property is sold is estimated to $7.66 per unit, assuming that the Sale was consummated on September 30, 2004. Although each Limited Partner's circumstances are unique, it is unlikely that the tax liability resulting from the Sale will exceed the cash received upon distribution of the proceeds.


      The General Partners and the Purchaser are affiliates of, and may be deemed to be under common control with, Apartment Investment and Management Company, a publicly traded real estate investment trust ("AIMCO"), because AIMCO owns approximately 90% of the AIMCO Operating Partnership as of September 30, 2004, and the AIMCO Operating Partnership owns 100% of the Purchaser. Accordingly, the General Partners have a substantial conflict of interest with respect to the Sale, because the Purchaser has an interest in buying the Property at a low price while the Partnership and the Limited Partners have an interest in receiving the highest price possible. Although we are of the opinion that the terms of the Sale are fair to the Unaffiliated Limited Partners, as a result of these conflicts of interest, the General Partners do not make any recommendation as to whether or not Limited Partners should object to the proposed Sale.

      SEE "RISK FACTORS" IN THIS PROXY STATEMENT FOR A DESCRIPTION OF THE RISK FACTORS THAT YOU SHOULD CONSIDER IN CONNECTION WITH YOUR DECISION AS TO WHETHER OR NOT TO OBJECT.

      As more fully discussed in this Proxy Statement, Limited Partners are not entitled to appraisal rights under applicable law or the Partnership Agreement permitting them to seek a judicial determination of the value of their Partnership interests in connection with the sale of Partnership assets or an amendment to the Partnership Agreement. However, the Partnership is providing each Limited Partner with contractual dissenters' appraisal rights that are based upon the dissenters' appraisal rights that a Limited Partner would have were it a shareholder in a corporate merger under the corporation laws of Delaware.

      The Partnership Agreement requires the vote of Limited Partners owning more than 50% of the total outstanding units which actually vote on such issue to approve the Amendment. Also, the sale of all or substantially all of the properties of the Partnership at a single sale (or series of sales to one person made pursuant to a single plan) requires the approval of Limited Partners holding a majority of the then outstanding units which actually vote on the issue. The Partnership has 1,222,000 units outstanding as of the Record Date, and each unit represents less than a 0.01% interest in the Partnership. Affiliates of the General Partners currently own approximately 67.78% of the outstanding units and will consent to the Amendment and the Sale on the terms described in this Proxy Statement. Therefore, the General Partners and their affiliates can and will vote to approve the Amendment and the Sale without the vote of any other Limited Partner.

      However, as described in this Proxy Statement, the General Partners will not consummate the Sale if Limited Partners holding a majority of the units held by Unaffiliated Limited Partners object in writing to the Sale in the manner described in this Proxy Statement. The right to object is not provided in the Partnership Agreement; rather, the General Partners have voluntarily elected not to consummate the Sale if Unaffiliated Limited Partners holding more than 196,926 units, or 16.12% of the outstanding units, object to the Sale in the manner described in this Proxy Statement. The General Partners have granted this right to determine whether significant opposition exists to the Sale. Limited Partners must return their Notice of Objection to the Information Agent by mail, overnight courier or facsimile and otherwise follow the instructions set forth in "Notices of Objection" on page 35 of this Proxy Statement. The Notice of Objection accompanies this Proxy Statement. Abstentions will not be treated as objections.


      IN ORDER TO BE EFFECTIVE, OBJECTIONS MUST BE RECEIVED BY THE INFORMATION AGENT BEFORE MIDNIGHT, NEW YORK CITY TIME, ON JANUARY [__], 2005, UNLESS SUCH DATE IS EXTENDED BY THE GENERAL PARTNERS IN THEIR DISCRETION AS DESCRIBED IN THIS PROXY STATEMENT (THIS DATE, AS SO EXTENDED, BEING REFERRED TO IN THIS PROXY STATEMENT AS THE "EXPIRATION DATE").

      WE URGE YOU TO READ THIS PROXY STATEMENT CAREFULLY AND TO CONTACT YOUR TAX ADVISOR TO THE EXTENT THAT YOU HAVE QUESTIONS RELATED TO YOUR TAX SITUATION.

      If the Unaffiliated Limited Partners object to the Sale, the Partnership will continue to operate the Property but, and there can be no assurance that the Property will be operated profitably, the Partnership will make any future distributions to the Limited Partners, the Limited Partners will receive distributions equal to any future taxable income generated from operations, the Property can continue to be operated without substantial improvements, the Partnership will not default under its mortgages, the Partnership will not lose its entire investment in the Property, or a sale of the Property on comparable or more favorable terms will be possible in the future. Regardless of whether the Sale is consummated, the Partnership intends to continue to seek a buyer for Governor's Park Apartments.

      Questions and requests for assistance may be directed to the information agent, The Altman Group, Inc. (the "Information Agent"), by mail at 1275 Valley Brook Avenue, Lyndhurst, New Jersey 07071, by telephone toll free at (800) 217-9608 or by fax at (201) 460-0050.

                               TABLE OF CONTENTS


                                                                                         PAGE #
                                                                                         ------
SUMMARY..............................................................................       1
FORWARD LOOKING INFORMATION..........................................................       6
SPECIAL FACTORS......................................................................       6
    BACKGROUND.......................................................................       6
    SALE PROCEEDS AND ESTIMATED TAX CONSEQUENCES.....................................       9
    RISK FACTORS.....................................................................      10
    REASONS FOR AND FAIRNESS OF THE PROPOSALS........................................      13
NO RECOMMENDATION BY THE GENERAL PARTNERS............................................      22
THE AMENDMENT........................................................................      22
THE SALE.............................................................................      23
THE PARTNERSHIP AND THE PROPERTIES...................................................      25
SUMMARY FINANCIAL INFORMATION........................................................      28
TRANSACTIONS INVOLVING PARTNERSHIP UNITS.............................................      28
CONFLICTS OF INTEREST................................................................      29
INFORMATION CONCERNING THE PURCHASER AND AIMCO.......................................      30
PLANS AFTER THE SALE.................................................................      31
UNITED STATES FEDERAL INCOME TAX CONSEQUENCES........................................      32
SECURITY OWNERSHIP...................................................................      33
APPRAISAL RIGHTS.....................................................................      34
CONSENTS REQUIRED....................................................................      34
NOTICES OF OBJECTION.................................................................      35
SOURCE OF FUNDS......................................................................      36
FEES AND EXPENSES....................................................................      36
GENERAL LEGAL MATTERS................................................................      37
GENERAL INFORMATION..................................................................      37
ANNEX I - OFFICERS AND DIRECTORS.....................................................      39
APPENDIX A - PRO FORMA FINANCIAL STATEMENTS..........................................      44
APPENDIX B - DELAWARE APPRAISAL RIGHTS...............................................      45

                                    SUMMARY

      This summary highlights the most material information regarding the Amendment and the Sale and but does not describe all of their details. We urge you to read this entire Proxy Statement. We have also included in this summary references to the section of this Proxy Statement in which a more complete discussion may be found.

      - THE AMENDMENT. The Partnership Agreement will be amended to eliminate prohibitions against the sale of the Partnership's property to the General Partners or their affiliates. The Partnership Agreement currently prohibits sales of the Partnership's property to a General Partner or its affiliate. The Amendment eliminates this prohibition and expressly permits such sales. The Amendment is necessary to allow the Sale to occur. See "The Amendment" for additional information.

      - THE SALE. The Partnership has entered into the Purchase Agreement with the Purchaser, pursuant to which the Purchaser will purchase the Property for a gross purchase price of $11,210,472. The General Partners and their affiliates own sufficient interest in the Partnership to approve the Sale without the consent of any other Limited Partner. However, the General Partners are providing the Unaffiliated Limited Partners the opportunity to object to the Sale. Accordingly, if Limited Partners who hold a majority of the units held by all Unaffiliated Limited Partners object to the Sale, the General Partners will not consummate the Sale. The proposed terms of the Sale are more fully described below in "The Sale."

      - DISTRIBUTION FROM SALE PROCEEDS. If Limited Partners do not object to the Sale in the manner described in this Proxy Statement, the Partnership will distribute the proceeds of the Sale in accordance with the Partnership Agreement and applicable law after consummation of the Sale. We anticipate that the Partnership will distribute $4,463,383, or approximately $3.65 per unit, to the Limited Partners in connection with the Sale. See "Sale Proceeds and Estimated Tax Consequences" for additional information. To determine the expected distributable amounts, the General Partners added the Property's portion of the Partnership's cash, cash equivalents and other assets to the gross purchase prices for the Sale and then deducted the outstanding mortgage debt (including accrued interest), closing costs, accounts payable, accrued expenses and other related Partnership liabilities, and the amount of reserves the General Partners expect to establish to cover contingencies that may occur before the Partnership is ultimately dissolved.

      - APPROVAL OF THE PROPOSALS. The Partnership Agreement requires the vote of Limited Partners owning more than 50% of the total outstanding units which actually vote on such issue to approve the Amendment. Also, the sale of all or substantially all of the properties of the Partnership at a single sale (or series of sales to one person made pursuant to a single plan) requires the approval of Limited Partners holding a majority of the then outstanding units which actually vote on the issue. Affiliates of the General Partners currently own approximately 67.78% of the outstanding units and will consent to the Amendment and the Sale on the terms described in this Proxy Statement. Therefore, the General Partners and their affiliates can and will vote to approve the Amendment and the Sale without the vote of any other Limited Partner.

            However, the General Partners will not consummate the Sale if Limited Partners holding a majority of the units held by Unaffiliated Limited Partners object in writing to the Sale in the manner described in this Proxy Statement. The right to object is not provided in the Partnership Agreement; rather, the General Partners have voluntarily elected not to consummate the Sale if Unaffiliated Limited Partners holding more than 196,926 units, or 16.12% of the outstanding units, object to the Sale in the manner described in this Proxy Statement. The General Partners have granted this right to determine whether significant opposition exists to the Sale. Limited Partners must return their Notice of Objection to the Information Agent by mail, overnight courier or facsimile and otherwise follow the instructions set forth in "Notices of Objection" on page 35 of this Proxy Statement. The Notice of Objection accompanies this Proxy Statement. Abstentions will not be treated as objections. See "Consents Required" and "Notices of Objection" for additional information.

      - REASONS FOR THE PROPOSALS. The General Partners are of the opinion that increasing audit, tax, tax return and Form K-1 preparation costs, and investor relations expenses, and the incremental legal and accounting fees associated with being a separate public company particularly in light of the additional requirements imposed by the Sarbanes-Oxley Act of 2002 ("Sarbanes-Oxley") are increasingly burdensome expenses to share among a decreasing number of limited partners. Moreover, due to the limited number of properties currently owned by the Partnership, these increased expenses constitute significant expenditures of the Partnership. The General Partners are of the opinion that the sale of the Partnership's properties and subsequent dissolution will result in ownership of the properties either by privately-held entities, in which case the obligations would no longer apply, or by existing public entities, in which case those obligations would be redundant, thereby presenting opportunities to eliminate or significantly reduce the Property's allocation of these costs and expenses.


            Additionally, the AIMCO Operating Partnership, a general partner of the Partnership, is of the opinion that by transferring ownership of the Property to a wholly owned subsidiary, the AIMCO Operating Partnership will have greater operating flexibility with respect to the Property. The AIMCO Operating Partnership has advised the Partnership that it is more difficult to integrate the operations of the Partnership into those of the AIMCO Operating Partnership than if the properties were wholly owned by the AIMCO Operating Partnership due to the constraints and additional costs related to the operation of the Partnership as a public entity, including the procedural and compliance costs and requirements associated with the registration of units of the Partnership under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). After the Sale is consummated and the Partnership's other property is sold, the Partnership will dissolve pursuant to the terms of the Partnership Agreement and plans to file a notice with the Securities and Exchange Commission (the "SEC") that will result in the termination of the Partnership's obligation to file annual, quarterly and other reports with the SEC.


            The General Partners, the Partnership, AIMCO, the AIMCO Operating Partnership, AIMCO-GP, Inc. ("AIMCO-GP"), and the Purchaser (collectively, the "Affiliated Parties") are of the opinion that Limited Partners should be presented with the proposed Sale, to which they may object, at the current time for the following reasons, among others:

                  - Under the terms of the Purchase Agreement, the Sale will be consummated shortly after the requisite consents are obtained, which includes obtaining the consent of GMAC Mortgage Corporation, the lender, of the assumption of the mortgage indebtedness, thereby reducing any costs associated with delays. Moreover, by closing the Sale quickly, the risks are reduced that the transaction will not occur on the terms described in the Proxy Statement, on different terms or at all. Finally, by completing the Sale quickly, all of the risks associated with ownership of interests in real property, such as a reduction in value or damage inflicted by hurricanes, fire or other natural disaster, are reduced.

                  - In the Sale, the Partnership will not incur some of the costs that it would otherwise incur in a sale of the Property to a third party, such as such as brokerage fees, which the General Partners expect would total approximately $262,000 and which would reduce the net sale proceeds to the Partnership.

                  - The Sale under the terms of the Purchase Agreement provides more certainty to a sale of the Property than a sale to a third party, due to, among other things, the lack of a feasibility period and limited conditions to closing. Because OP Property Management LLC, an affiliate of the General Partners, and its affiliated predecessor have been managing the Property for over five years collectively and therefore the Purchaser is very familiar with the operations and condition of the Property, the Sale is expected to occur as soon as practicable after the Expiration Date. Accordingly, the risk that the Sale will not be consummated is minimal.

                  - The General Partners are of the opinion that the Partnership is incurring significant administrative and accounting expenses relating to the preparation and filing of periodic reports with SEC, particularly in light of the additional requirements imposed by

                        Sarbanes-Oxley, the rules and regulations promulgated by the SEC thereunder, administrative and accounting expenses relating to the preparation of tax returns and Form K-1s, and general audit, tax and investor relations expenses.

                  - Market conditions are currently favorable for sellers of properties of the type and character of the Property, largely because of the current interest rate environment and tax benefits and favorable financing available to purchasers of these properties. However, these market conditions are of uncertain duration and could be adversely affected by, among other things, future weakness in the economy, increases in interest rates, federal budgetary and appropriation constraints and other factors, and there is no assurance that the Partnership would succeed in selling the Property on equal or better terms than in the Purchase Agreement.


                  - If the proposed Sale is not consummated in the near future, then given changing economic conditions, among other things, the execution of a similar sale in the future currently is uncertain because the appraised price, on which the Sale was based, may be materially different.



                  - The tax benefits of continued investment in the Property have been reduced for the Partners because the Property has been substantially depreciated for income tax purposes. Because of the Property's accelerated depreciation schedule, the depreciation expense of the Property, which reduced the taxable income, were highest during the initial years after the Partnership initially acquired the Property. In addition, because the amortization of loan principal is lowest at the beginning of the loan period, interest expense was higher during that time than the present. As a result, the Partnership operated at a taxable loss during the initial years of operation. As the Property and its mortgage loan aged, however, the Partnership's interest and depreciation expenses declined, reducing the deductions to the taxable incomes of Limited Partners. For example, the Partnership incurred interest expense of $571,426 and $544,567 in 2001 and 2003, respectively, and with respect to the fixed assets put into service in the year 2000, the Partnership incurred depreciation expense of $67,159 and $33,538 in 2001 and 2003, respectively.


                  - At existing rent levels at the Property, the Partnership may generate taxable income but will probably not distribute sufficient cash to Limited Partners to pay resulting tax liabilities for the foreseeable future.

                  - Based on the location, age, physical condition, inability to support increased rental rates and other characteristics of the Property, a material improvement in its financial condition is uncertain.

            See "Background" and "Reasons for and Fairness of the Proposals" for additional information.

      - DISADVANTAGES OF THE AMENDMENT. The Amendment will permit the Partnership to sell its properties to the General Partners and their affiliates, even though the General Partners would have conflicts of interest with respect to the transaction. See "Risks Factors - Risks Associated with the Amendment" for additional information.

      - DISADVANTAGES OF THE SALE. Although the Affiliated Parties are of the opinion that the purchase price of the Property and the terms of the Purchase Agreement are fair based on factors such as the means of determining the price, the objection rights given to Unaffiliated Limited Partners, and the provision of contractual dissenters' appraisal rights, each as described in "Reasons for and Fairness of the Proposals - Fairness of the Proposals," the Sale has certain disadvantages such as the following:

            - Each of the General Partners, AIMCO, the AIMCO Operating Partnership, and AIMCO-GP is affiliated with the Purchaser and stand in a conflict of interest.

            -     The Sale did not result from arm's length bargaining.


            - The General Partners did not market the Property to the public. The Property could appreciate in value due to among other factors, an improving economy, decreases in interest rates, and the granting of tax benefits to holders of real estate like the Property.



            - Limited Partners will recognize gain taxable at ordinary income tax rates in connection with the Sale.


            - After consummation of the Sale, Limited Partners will no longer receive any distributions from operating cash flow of the Property or upon a refinancing of the Property, if any.

            See "Risk Factors - Risks Associated with the Sales" for additional information.

      - DETERMINATION OF PURCHASE PRICE. The gross purchase price for the Property is based on the market value of the Property previously determined by an independent third party appraiser. The Partnership and the Purchaser agreed that the price would equal the appraised market value of the Property less certain liabilities that would result from a similar sale to a third party, such as prepayment penalties associated with the mortgage indebtedness. See "The Partnership and the Property - Appraisal" for additional information on the appraisal.

      - FAIRNESS OF THE AMENDMENT AND THE SALE. Although the Affiliated Parties have interests that may conflict with those of the Limited Partners, the Affiliated Parties are of the opinion that the Amendment and the Sale are fair to the Unaffiliated Limited Partners in view of the factors listed below. Each of the following factors was considered by each of the Affiliated Parties, although none of the Affiliated Parties assigned relative weights to the individual factors listed below. See "Summary - Reasons for and Fairness of the Sale" for additional factors considered by the General Partners.


            - The purchase price is based on the appraised market value of the Property as of April 28, 2004. The Partnership did not request that the appraiser recommend a price for the Sale; rather, the independent third party appraiser appraised the market value of the Property. The Partnership and the Purchaser agreed that the price would be the appraised market value of the Property less certain liabilities that would result from a similar sale to a third party, such as prepayment penalties associated with the mortgage indebtedness.


            - There have been no other firm offers by third parties for the Property, a merger or other extraordinary transaction during the past two years with which to compare the purchase price and resulting distribution to Limited Partners, and no other offer to purchase the Property is currently outstanding. The General Partners, however, have not marketed the Property for sale to the public.

            - The Sale will not be consummated if Limited Partners holding a majority of the units held by Unaffiliated Limited Partners object to the Sale. Accordingly, even though the General Partners and their affiliates have sufficient ownership in the Partnership to approve the Sale without seeking the consent of any other partner, they will not consummate the Sale if Unaffiliated Limited Partners owning more than approximately 16.12% of the outstanding units object.

            - The Partnership is providing each Limited Partner with contractual dissenters' appraisal rights that are based upon the dissenters' appraisal rights that a Limited Partner would have were it a shareholder in a corporate merger under the corporation laws of Delaware.

            See "Fairness of the Sale" for additional information.

      - CONDITIONS TO THE AMENDMENT AND THE SALE. The consent of Limited Partners and other third parties, including lenders to the Partnership, are required in order to adopt the Amendment and consummate the Sale. The Partnership will not proceed with the Sale if the required consents are not obtained. In addition, if Unaffiliated Limited Partners owning more than 196,926 units, or approximately 16.12% of the outstanding units, object to the Sale in compliance with the procedures set forth in this Proxy Statement, the Sale will not be consummated. The Amendment will not be adopted and the Sale will not be consummated, unless and until all of the required third party consents are obtained. In addition, none of the parties are required to consummate the Sale if the Purchaser does not have adequate cash or financing commitments to pay for the Property in the Sale. The Sale is also subject to the conditions set forth in the Purchase Agreement prior to its closing, which include the foregoing. See "The Sale - Conditions to Closing."

      - TERMINATION. Either party to the Purchase Agreement may terminate the Purchase Agreement at any time prior to closing, acting in its sole discretion and for any reason or no reason, upon written notice to the other party. See "The Sale - Termination" for additional information.

      - CONFLICTS OF INTEREST. Each of the General Partners, the AIMCO Operating Partnership, AIMCO-GP, and the Purchaser are affiliates of, and may be deemed to be under common control with, AIMCO. In addition, AIMCO and its affiliates will realize substantial benefits from the proposed Sale to the Purchaser and the consummation by the Purchaser of the transactions discussed in this Proxy Statement, including, without limitation, Partnership distributions of sale proceeds, management fees, and a share of the proceeds from a subsequent sale of the Property. Accordingly, the Affiliated Parties have a substantial conflict of interest with respect to the proposed Sale. See "Conflicts of Interest" for additional information.

      - NO RECOMMENDATION BY THE GENERAL PARTNERS. As a result of the Affiliated Parties' conflicts of interest with respect to the proposed Sale, the General Partners do not make any recommendation as to whether or not Limited Partners should object to the Sale. See "No Recommendation by the General Partner" for additional information.


      - TAX CONSEQUENCES OF THE SALE. The Sale will be a taxable transaction for United States federal income tax purposes and possibly for state and local income tax purposes as well. If the Property is sold, the Partnership will recognize gain taxable at ordinary income tax rates as a result of the Sale. The gain recognized with respect to the Property will be allocated to the partners, including Limited Partners, in accordance with the Partnership Agreement. The total amount of gain that will be recognized by Limited Partners in the event the Property is sold is estimated to be $7.66 per unit, assuming that the Sale was consummated on September 30, 2004. However, it is anticipated that the Partnership will be able to distribute only $3.65 per unit to the Limited Partners. Although each Limited Partner's circumstances are unique, it is unlikely that the tax liability resulting from the Sale will exceed the cash received upon distribution of the proceeds.


      - APPRAISAL RIGHTS. Limited Partners are not entitled to appraisal rights under applicable law or the Partnership Agreement permitting them to seek a judicial determination of the value of their Partnership interests in connection with the sale of Partnership assets or an amendment to the Partnership Agreement. However, the Partnership is providing each Limited Partner with contractual dissenters' appraisal rights that are based upon the dissenters' appraisal rights that a Limited Partner would have were it a shareholder in a corporate merger under the corporation laws of Delaware. See "Appraisal Rights" for additional information.

      - ADDITIONAL INFORMATION. For additional information about the Partnership, AIMCO, or the AIMCO Operating Partnership, see "General Information." If you have any questions regarding the transaction, please contact the Information Agent, The Altman Group, Inc., at
            (800) 217-9608 (toll-free).

                          FORWARD LOOKING INFORMATION

      The discussion set forth in this Proxy Statement regarding estimated future capital expenditures, uses of sales proceeds, estimated distributions to the Limited Partners and other parties, estimates of fees and reimbursements to be received by the General Partners and their affiliates, and estimates of the tax liabilities of the Limited Partners under different scenarios, at the time they were made, are forward-looking information developed by the General Partners. Any estimate of the future performance of a business, like the Partnership's business or that of its properties, or the performance of the Partnership if the Property is not sold, are forward-looking and based on assumptions, some of which inevitably will prove to be incorrect. These expectations incorporated various assumptions including, but not limited to, net sales proceeds, transaction costs, revenue (including occupancy rates), various operating expenses, general and administrative expenses, depreciation expenses, capital expenditures, working capital levels, the timing of transactions, and the actions taken or to be taken by other parties. While the General Partners deemed these expectations to be reasonable and valid at the date made, there is no assurance that the assumed facts will be validated, the expenses will actually be incurred, the results will actually be realized, or the estimates will prove to be accurate.

                                SPECIAL FACTORS

BACKGROUND

      U.S. Realty I Corporation and AIMCO Properties, L.P., the General Partners, and OP Property Management LLC, the property manager of the Property, are affiliates of AIMCO. Executives of the General Partners regularly evaluate the Partnership's interest in its properties by considering various factors such as the Partnership's financial position, the physical condition of the properties, and real estate and capital market conditions. The officers and employees of the General Partners use no specific formula to determine whether or not to sell a property, but rather all known information is considered. The decision as to whether or not to sell a property is based on the particular facts of such property, and the basis for each decision is unique to each property.

      In July 2003, the General Partners engaged CB Richard Ellis, a national real estate brokerage firm unaffiliated with the General Partners (the "Broker"), to commence the marketing of Governor's Park. The General Partners and its affiliates transact business with the Broker from time to time. The Broker marketed Governor's Park on a national, regional, or local level. The Broker mailed approximately 1,500 marketing brochures to potential purchasers. Fifty-four prospective purchasers expressed interest in the Property and were invited to execute confidentiality agreements and provided an offering document that provided property specific information on Governor's Park. Eight potential purchasers toured Governor's Park, and nine groups submitted letters of intent to the Broker. Neither the General Partners nor their affiliates bid on Governor's Park. The General Partners evaluated prospective purchasers and letters of intent and selected the best terms of aggregate consideration offered, feasibility of the transaction proposed, credibility of the prospective purchaser, and ability of the prospective purchaser to consummate the sale transaction. From May until July 2004, the General Partners negotiated a purchase contract with Brookside Properties, Inc., a Tennessee corporation ("Brookside"). The Partnership entered into an agreement, dated July 26, 2004, as amended August 25, 2004, with Brookside, pursuant to which Brookside would purchase Governor's Park for a gross purchase price of $6,400,000. From the date of the agreement to and including September 20, 2004, Brookside could terminate the purchase agreement by delivery of written notice to the Partnership. On September 20, 2004, Brookside delivered written notice to the Partnership of its election to terminate the purchase agreement pursuant to its terms. The Partnership intends to continue to seek a buyer for Governor's Park Apartments.


      The General Partners are of the opinion that increasing audit, tax, tax return and Form K-1 preparation costs, and investor relations expenses, and the incremental legal and accounting fees associated with the operation of the Partnership are increasingly burdensome expenses to share among a decreasing number of limited partners, which has steadily decreased from 1,226 as of December 31, 2000 to 357 as of September 30, 2004. The General Partners estimate that the Partnership's costs associated with the operation of the Partnership as a separate public entity are approximately $51,095 per year, which is approximately 46.45% of the Partnership's annual general and administrative expenses (based on amounts for the year ended December 31, 2003). This amount is comprised of the following:

Item                                                            Estimated Amount
----                                                            ----------------
2004 Audit Fees                                                   $    28,000
2004 Tax Return Preparation                                             7,000
Auditor Review of Quarterly Reports                                     9,000
Legal Review of Quarterly and Annual Reports                              650
Printing and Mailing Costs of Quarterly and Annual                      3,000
Reports
Partners Report Database Maintenance                                    2,566
Printing and Mailing Form K-1s                                            579
Printing and Mailing Distributions                                        300
                                                                  -----------
TOTAL                                                             $    51,095



Moreover, due to the limited number of properties currently owned by the Partnership, these increased expenses constitute significant expenditures of the Partnership. Significantly, starting in late 2002, the General Partners became aware that these expenses would likely increase materially in the future as a result of the recently enacted Sarbanes-Oxley and the related rules and regulations promulgated by the SEC thereunder. The General Partners estimate that the audit and tax expenses of the Partnership will increase by approximately 10% as a result of the requirements of Sarbanes-Oxley. The General Partners are of the opinion that the sale of the Partnership's properties and dissolution will result in ownership of the properties by privately-held or public entities, thereby eliminating or significantly reducing the properties' allocation of these costs and expenses, which the General Partners estimate would result in a savings of approximately $51,095 per year.


      In addition, the AIMCO Operating Partnership has advised the Partnership that it is more difficult to integrate the operations of the Partnership into those of the AIMCO Operating Partnership than if the properties were wholly owned by the AIMCO Operating Partnership due to the constraints and additional costs related to the operation of the Partnership as a public entity, including the procedural and compliance costs and requirements associated with the registration of units of the Partnership under the Exchange Act.

      The Partnership considered the advantages and disadvantages of continuing the operations of the Partnership in its current structure. The Partnership determined that any benefits of continued ownership would be minimized by the Partnership's approaching termination in 2005 at which time the Partnership would be required to sell its properties. Further, because the Partnership had entered into an agreement for the sale of Governor's Park, the Partnership was of the opinion that it was an appropriate time to sell the Property. The Partnership, therefore, determined to sell the Property.


      Next, the Partnership considered whether to market the Property to third parties or to sell the Property to the AIMCO Operating Partnership, which indicated interest in purchasing the Property. The AIMCO Operating Partnership had an interest in acquiring the Property due to its desire to maintain a geographically diverse portfolio of properties and based on its familiarity with the Property as a General Partner of the Partnership. In order to help ensure a fair price for the property, the AIMCO Operating Partnership offered to purchase the Property for the market price determined by an appraiser less certain liabilities that would result from a similar sale to a third party, such as prepayment penalties associated with the mortgage indebtedness. The Partnership considered the likelihood of obtaining a price higher than the appraised value less prepayment penalties and the additional costs and time associated with marketing the Property to third parties, such as engaging the services of a real estate broker which charges a commission, and the additional time required to evaluate bids and to negotiate terms with third parties. The Partnership determined that the possibility of receiving a materially higher price did not warrant the additional time and expense of marketing to third parties. Consequently, the Partnership decided to sell the Property to the AIMCO Operating Partnership or its designated affiliate.

      The Partnership then considered the appropriate structure of a sale of the Property to the AIMCO Operating Partnership. The Partnership discussed with the AIMCO Operating Partnership a transaction where the units of the Partnership are exchanged for common or preferred partnership units in the AIMCO Operating Partnership. The Partnership and the AIMCO Operating Partnership considered the additional time and expense of such a transaction as compared to a sale of the Property in exchange for cash and assumption of debt to the AIMCO Operating Partnership or its designated affiliate. Both parties determined that the time and expense to consummate an exchange offer would likely significantly exceed that of a sale of the Property. As a result, the Partnership and the AIMCO Operating Partnership agreed upon a sale of the Property as the form of transaction. The Partnership and the AIMCO Operating Partnership determined that the price would equal the appraised market value of the Property less certain liabilities that would result from a similar sale to a third party such as prepayment penalties associated with the mortgage indebtedness.



      In April 2004, the General Partners retained the services of KTR Newmark Real Estate Services LLC (the "Appraiser"), an independent third party, to appraise the fair market value of the Property. Based on past experience utilizing the Appraiser's services, the General Partners are of the opinion that the Appraiser is competent and efficient at appraising multifamily real properties at a reasonable fee and with excellent client service. Furthermore, the Appraiser is a large national appraisal firm with the ability to appraise these properties at nearly any location in the United States, thereby avoiding the need to identify and research the experience of smaller, local, real estate appraisal firms. Consequently, the General Partners chose to engage the Appraiser and did not give serious consideration to other appraisers.



      Although the Appraiser is an independent third party, the Appraiser has rendered appraisal services with respect to other properties owned by affiliates of the AIMCO Operating Partnership. In connection with the performance of these services, the AIMCO Operating Partnership and its affiliates have paid aggregate fees to the Appraiser of approximately $369,000 during the past two years. For the ten months ended October 31, 2004, the fees paid by the AIMCO Operating Partnership or its affiliates to the Appraiser comprise approximately 4.25% of the Appraiser's aggregate billings for its services. Other than these services, no material relationship has existed in the past two years or is mutually contemplated. The General Partners are of the opinion that even though the Appraiser has had prior business dealings and may have additional engagements in the future with the AIMCO Operating Partnership or its affiliates, the number of appraisals requested by the AIMCO Operating Partnership relative to the total number of appraisals the Appraiser performs each year is not material. In light of the number of properties the AIMCO Operating Partnership and its affiliates and the number of transactions each year involving those properties, the General Partners are of the opinion that the AIMCO Operating Partnership has paid fees to many of the nationally recognized appraisal firms.


      The General Partner instructed the Appraiser to appraise the fair market value of the fee simple estate of the Property. The General Partner did not place any limitations on the scope of the Appraiser's investigation. The General Partners provided the Appraiser with the following documents:

      -     Property rate card;

      - Occupancy data for the second quarter of 2003 through the first quarter of 2004;

      -     Rent roll with summary report, dated March 18, 2004;

      -     Units list, dated as of April 28, 2004;

      -     Operating Budget - Detail for the period ended December 2004;

      -     Statement of Operations - Detail for the period ended December 2003;

      -     Balance Sheet - Detail as of the month ended December 2003;

      -     Statement of Operations - Detail for the period ended December 2002;

      -     Balance Sheet - Detail as of the month ended December 2002;

      -     Statement of Operations - Detail for the period ended December 2001;

      -     Balance Sheet - Detail as of the month ended December 2001;

      -     Statement of Operations - Detail for the period ended March 2004;
            and

      -     Balance Sheet - Detail as of the month ended March 2004.

      On May 17, 2004, the Appraiser issued its report. The Appraiser determined that the market value for the Property is $13,100,000 as of April 28, 2004. If the Partnership sold the Property at that time, the Partnership would have incurred a liability of $1,889,528 in the form of a prepayment penalty on its mortgage indebtedness. As a result, the net value that the Partnership would have realized upon the sale of the Property on April 28, 2004 is $11,210,472, which is equal to the purchase price offered by the Purchaser. Once the Purchase Agreement was prepared, a Senior Vice President of the General Partner, on behalf of the Partnership, executed the Purchase Agreement with a newly-formed, wholly-owned subsidiary of the AIMCO Operating Partnership, pursuant to which that entity would purchase the Property for a gross purchase price of $11,210,472. On November 10, 2004, that entity assigned all of its rights and obligations under the Purchase Agreement to the Purchaser.

      After the proposed Sale is consummated and the Partnership's other property is sold, the Partnership will dissolve pursuant to the terms of the Partnership Agreement and plans to file a notice with the SEC that will result in the termination of the Partnership's obligation to file annual, quarterly and other reports with the SEC.

      The sale of all of the Partnership's properties and dissolution will also provide you with liquidity in your investment, and beginning in the year after the year in which the dissolution occurs, you will no longer have to include K-1 information from the Partnership in your tax returns.

SALE PROCEEDS AND ESTIMATED TAX CONSEQUENCES

      ESTIMATED ALLOCATION OF SALES PROCEEDS. The following table contains a summary of the estimated allocation of the proceeds to the Limited Partners from the Sale, assuming that it is completed on September 30, 2004. These calculations are estimates based upon information currently available to the General Partners and are provided as an example only. Based on our experience, it is likely that the amounts set forth below will vary depending on the reserves established to satisfy future obligations, if any, actual transaction costs, and factors beyond the control of the General Partners.

      Proceeds

Gross sale price                                                 $  11,210,472
Plus: Cash and cash equivalents                                         76,666
Plus: Other partnership assets, net of security deposits               115,047
Less: Mortgage debt, including accrued interest                     (6,636,675)
Less: Accounts payable and accrued expenses                            (13,801)
Less: Other liabilities                                               (157,326)
Less: Closing costs                                                   (131,000)
                                                                 -------------
Net proceeds distributable to all Partners                       $   4,463,383
Percentage of proceeds allocated to holders of units                    100.00%
                                                                 -------------
Net proceeds distributable to holders of units                       4,463,383
       Total number of units                                      1,222,000.00
                                                                 -------------
Distributable net proceeds per unit                              $        3.65
                                                                 =============

      ESTIMATED TAX CONSEQUENCES OF THE SALE. The Partnership and the Limited Partners will recognize gain taxable at ordinary income tax rates in connection with the Sale. The table below is a summary of the estimated allocation to the Limited Partners of taxable gain upon the Sale, assuming that it is completed on September 30, 2004. These calculations are estimates based upon information currently available to the General Partners and are provided as an example only. The amounts to be allocated to the partners may vary depending the reserves established to satisfy future obligations, if any, actual transaction costs, and factors beyond the control of the General Partners. Each Limited Partner should consult his or her tax advisor regarding the tax consequences to him or her. See "United States Federal Income Tax Consequences - Tax Consequences If the Property Is Sold."



Gain per unit recognized on Sale - Taxed as ordinary income                 $   7.66
Distribution per unit                                                           3.65


      The receipt of proceeds from the Sale will generate taxable gain to the Partnership, which will be allocated to all of the partners of the Partnership, including the Limited Partners. Accordingly, partners will recognize gain on the Sale, although the resulting tax liabilities are unlikely to exceed the cash distribution.

RISK FACTORS

      The Amendment and the Sale have certain risks and disadvantages. Before deciding whether or not to object to the Sale, you should carefully consider the following:

RISKS ASSOCIATED WITH THE AMENDMENT

      FUTURE SALES OF THE PARTNERSHIP'S PROPERTIES TO THE GENERAL PARTNERS OR THEIR AFFILIATES MAY NOT REQUIRE LIMITED PARTNER CONSENT. Under the terms of the Partnership Agreement, consent of the Limited Partners is not required to sell the Partnership's property so long as the property does not constitute all or substantially all of the Partnership's assets and the sale is not to a General Partner or one of their affiliates. The Partnership Agreement currently prohibits sales of the Partnership's property to a General Partner or its affiliate. The Amendment eliminates this prohibition, expressly permits such sales and is necessary to allow the Sale to occur. If the Amendment is adopted, the General Partners may be able to sell Governors' Park and the Property to their affiliates without the consent of Limited Partners. The General Partners will, however, continue to be subject to fiduciary duties under applicable law and the Partnership Agreement, which prohibit the General Partners from dealing unfairly with the Partnership.

RISKS ASSOCIATED WITH THE SALE

      CONFLICTS OF INTEREST OF GENERAL PARTNERS. The General Partners are affiliates of the Purchaser and have a substantial conflict of interest with respect to the Sale. The General Partners and the Purchaser may be deemed to be under common control of AIMCO, a publicly traded real estate investment trust.

            IF THE SALE OCCURS, AIMCO AND ITS AFFILIATES WILL RECEIVE FEES THAT OTHER PARTNERS WILL NOT RECEIVE. AIMCO and its affiliates will receive fees that other partners will not receive in connection with the Sale, which fees are all described in this paragraph. AIMCO and its affiliates will realize substantial benefits from the proposed Sale and the consummation of the transactions discussed in this Proxy Statement. First, AIMCO Operating Partnership will receive an estimated $3,023,029 of proceeds from the sale of the Property as distributions upon its interests in the Partnership computed by multiplying $3.65 per unit by its 828,227 units in the Partnership. The General Partners are not expected to receive a distribution as a result of the Sale. Second, OP Property Management LLC, an affiliate of AIMCO, will continue to manage the Property after consummation of the proposed Sale for a property management fee of 5% of gross receipts, which fee was approximately $102,000 for the year ended December 31, 2003. The property management arrangement will not change after the Sale. Third, the Purchaser will receive the net sales proceeds from a future sale of the Property. If the Property is sold by the Purchaser in the future, all of the proceeds of that future sale will be distributable to the Purchaser and its members or their assignees.

            THE GENERAL PARTNERS DO NOT MAKE ANY RECOMMENDATION AS TO WHETHER OR NOT LIMITED PARTNERS SHOULD OBJECT TO THE PROPOSED SALE. Although the General Partners are of the opinion that the Sale is fair to the Unaffiliated Limited Partners for the reasons listed above, given their substantial conflicts of interest with respect to the proposed Sale, the General Partners do not make any recommendation as to whether or not Limited Partners should object to the proposed Sale. Limited Partners will have to perform their own evaluation as to whether or not they should object to the proposed Sale based upon a number of factors, such as their financial position, their need or desire for cash distributions, other financial opportunities available to them, and their tax position and the tax consequences to them of a sale of the Property.

            THE PROPOSED SALE MAY MITIGATE THE GENERAL PARTNERS' LIABILITY FOR PARTNERSHIP LIABILITIES. The General Partners generally are liable for all recourse debts and other liabilities of the Partnership. A sale of the Property reduces the General Partners' liability for Partnership debt and liabilities that increase over time through the accrual of interest or otherwise and for liabilities and recourse debt that the Partnership may incur in the future with respect to the Property.

      THE PARTNERSHIP COULD REALIZE A HIGHER SALE PRICE IF IT MARKETED THE PROPERTY FOR SALE TO THIRD PARTIES OR CONTINUED TO HOLD THE PROPERTY. Although the General Partners are of the opinion that the purchase price of the Property and the terms of the Purchase Agreement are fair to the Unaffiliated Limited Partners, it is possible that the Partnership could realize a higher purchase price if the General Partners marketed the Property for sale to third parties or held the Property for a longer period of time. The General Partners did not market the Property to the public. The Property could appreciate in value due to among other factors, an improving economy, decreases in interest rates, and the granting of tax benefits to holders of real estate like the Property. The General Partners continually consider whether its properties should be sold or otherwise disposed of after consideration of certain relevant factors, including prevailing economic conditions, availability of favorable financing and tax considerations, with a view to achieving maximum capital appreciation for the Partnership. Based on the foregoing and other considerations, the General Partners are of the opinion that the Sale is in the best interests of the Partnership. The General Partners, however, cannot predict or guarantee that the present time is the most advantageous time to sell the Property.

      LIMITED PARTNERS WILL RECOGNIZE GAIN UPON THE SALE. When the Property is sold, the Partnership will recognize gain as a result of the Sale equal to the sum of the cash received for the Property plus the amount of liabilities assumed by the Purchaser, minus the Partnership's adjusted basis in the Property. This gain recognized with respect to the Property will be allocated by the Partnership to the General Partners and the Limited Partners, in accordance with the terms of the Partnership Agreement. If the Property is sold to the purchaser as described in this Proxy Statement, the total amount of gain on the Sale that will be recognized is estimated to be $7.66 per unit, assuming that the Sale is consummated on September 30, 2004. The cash proceeds distributable are estimated to be approximately $3.65 per unit for the Sale, which is not likely to be sufficient to pay taxes on the gain, as further discussed below. These estimates are based upon information currently available to the Partnership. There can be no assurance that these estimates will prove to be accurate. Each Limited Partner should consult his or her tax advisor regarding the tax consequences to him or her. See "United States Federal Income Tax Consequences."


      THE CHARACTER OF THE GAIN RECOGNIZED UPON THE SALE WILL BE RECHARACTERIZED. Gain from a sale of real property such as the Property is generally classified as Section 1231 gain, which is taxed at the same rates as capital gain income (currently taxed at the maximum rate of 15% for federal income tax purposes) or, under special rules that apply to real property that has been depreciated, taxed as "unrecaptured section 1250 gain" (currently taxed at a maximum rate of 25% for federal income tax purposes). However, because AIMCO and its affiliates own more than 50% of both the Partnership and the Purchaser, the gain will be taxable as ordinary income for federal income tax purposes (currently taxed at a maximum rate of 35% for federal income tax purposes). The amount of gain from the Sale is estimated to be approximately $7.66 per unit, assuming that the Sale is consummated on September 30, 2004. These estimates are based upon information currently available to the Partnership. There can be no assurance that these estimates will prove to be accurate. Each Limited Partner should consult his or her tax advisor regarding the tax consequences to him or her. See "United States Federal Income Tax Consequences."


      EACH PARTNER'S TAX LIABILITIES FROM THE SALE OF THE PROPERTY MAY EXCEED THE CASH PROCEEDS AVAILABLE FOR DISTRIBUTION. Proceeds available for distribution to the Partners from the Sale after repayment of the

Property's debts and payment of the Partnership's expenses may be less than the taxable gain realized by the Partnership and any tax liability resulting from the Sale. The gain recognized with respect to the Property will be allocated to the partners, including Limited Partners, in accordance with the Partnership Agreement. The total amount of gain that will be recognized by Limited Partners in the event the Property is sold is estimated to be $7.66 per unit for the Sale, assuming that the Sale is consummated on September 30, 2004. Accordingly, depending on each partner's individual circumstances, partners may be required to use funds from sources other than distributions from the Partnership to pay income tax attributable to the Sale.

      IF THE PROPERTY IS SOLD, YOU WILL LOSE THE POTENTIAL TO RECEIVE FUTURE DISTRIBUTIONS FROM THE PROPERTY. If the Property is sold, you will no longer receive any future distributions from operating cash flow of the Property or upon a refinancing of the Property, if any.

      LACK OF ARMS' LENGTH NEGOTIATIONS IN DETERMINING THE TERMS OF THE SALE. The terms and conditions of the proposed Sale, including the amount of the consideration to be paid for the Property, were determined without arms' length negotiations. The Partnership and the Purchaser agreed that the price would be a function of the appraised market value of the Property. The terms of the proposed Sale could differ if they were subject to independent third party negotiations. While the purchase price for the Property is based on a recent appraisal and the Partnership will not be required to pay a brokerage commission with respect to the Sale, an arms' length sale of the Property through a licensed real estate broker might result in greater pre-tax proceeds to you than are estimated to be distributed in the proposed Sale. Moreover, in deciding upon the terms and conditions of the proposed Sale, no one separately represented the interests of the Limited Partners. The General Partners did not appoint, or ask the Limited Partners to appoint, an unaffiliated party to represent only their interests. See "Conflicts of Interest" below.

      THE PARTNERSHIP WILL CONTINUE TO INCUR ACCOUNTING AND OTHER ADMINISTRATIVE COSTS AND MAY NOT HAVE SUFFICIENT INCOME TO PAY THOSE EXPENSES. If the Sale is consummated, the Partnership will continue to exist until it is liquidated and dissolved. During such time, the Partnership will have one remaining property and will continue to incur accounting and other administrative costs. The General Partners anticipate that the operating cash flow from the remaining property will be sufficient to pay operating expenses and loan payments, but there can be no assurance that the remaining property will be operated profitably, the Partnership will make any future distributions to Limited Partners, the Partnership will not default under any remaining mortgage or other obligations, or the Partnership will not lose its entire investment in the remaining property.

RISKS ASSOCIATED WITH THE FAILURE TO CONSUMMATE THE SALES

      THE VALUE OF THE PROPERTY COULD DECLINE IF THE SALE DOES NOT OCCUR. If the Property is not sold, the Partnership will continue to bear the investment risk associated with the Partnership's continued ownership of the Property. The future success of the Partnership will depend on many factors beyond the control of the General Partners, including competitive activity, the need for capital expenditures, prevailing economic and market conditions and financial, business and other factors. These factors may cause the value of the Property and the Partnership to decline.

      A SALE TO A THIRD PARTY WILL LIKELY RESULT IN CUSTOMARY TRANSACTION COSTS. A sale of the Property to an unaffiliated third party would cause the Partnership to incur the customary transaction costs involved with a sale of the Property. The Sale would avoid certain of these costs such as brokerage fees, which the General Partners expect would total approximately $262,000.

      A SALE TO A THIRD PARTY IS SUBJECT TO MORE UNCERTAINTY. A third party would likely be less familiar with the Property than an affiliate of the General Partners. As a result, a sale of the Property would likely be subject to many more conditions, as well as a longer inspection period, than the Sale. The terms of the Purchase Agreement provide more certainty to a sale of the Property than a sale to a third party, due to, among other things, the lack of a feasibility period, abbreviated conditions to closing, and the Purchaser's familiarity with the Property.

      THE COSTS OF ADMINISTRATIVE, ACCOUNTING, AND OTHER EXPENSES ARE INCREASINGLY BURDENSOME. The General Partners are of the opinion that the Partnership is incurring significant administrative and accounting expenses relating to the preparation and filing of periodic reports with the SEC, particularly in light of the additional requirements imposed by Sarbanes-Oxley, the rules and regulations promulgated by the SEC thereunder, administrative and accounting expenses relating to the preparation of tax returns and Form K-1s and general audit, tax and investor relations expenses. If the properties are not sold and the Partnership continues in existence, these expenses will continue and will adversely affect the Partnership's financial performance.

      THE MORTGAGE HOLDER ON THE PROPERTY MAY SUCCESSFULLY EXERCISE REMEDIES ON THE PARTNERSHIP'S INTEREST IN THE PROPERTY, AND THE PARTNERSHIP MAY LOSE THE PROPERTY. The Property is collateral securing certain indebtedness of the Partnership. If the Partnership fails to make timely payments on the indebtedness or otherwise defaults, a successful exercise of remedies on the Property would likely result in the recognition of gain or loss by the Partnership equal to the difference between (i) the lesser of (a) the fair market value of the Property, less the mortgage indebtedness, and (b) the amount of the mortgage indebtedness, and (ii) the Partnership's adjusted basis in the Property. Any taxable gain or loss from a successful exercise of remedies upon the Partnership's interest in the Property, including cancellation of indebtedness income from a successful exercise of remedies or otherwise arising from the failure of the Partnership to repay all of its indebtedness will be taxable to the partners, including Limited Partners.

      FUTURE TAXABLE INCOME MAY EXCEED DISTRIBUTIONS. For the foreseeable future, the Partnership will probably not distribute sufficient cash to the Limited Partners to enable the Limited Partners to pay the resulting tax liabilities, even if the Partnership generates taxable income.

      THE PARTNERSHIP WILL CONTINUE TO INCUR ACCOUNTING AND OTHER ADMINISTRATIVE COSTS AND MAY NOT HAVE SUFFICIENT INCOME TO PAY THOSE EXPENSES. If the Sale is not consummated, the Partnership will continue to exist until it is liquidated and dissolved. During such time, the Partnership will have two remaining properties and will continue to incur accounting and other administrative costs. The General Partners anticipate that the operating cash flow from the remaining properties may not be sufficient to pay operating expenses and loan payments. There can be no assurance that the remaining properties will be operated profitably, the Partnership will make any future distributions to Limited Partners, the Partnership will not default under any remaining mortgages or other obligations, or the Partnership will not lose its entire investment in the remaining properties.

REASONS FOR AND FAIRNESS OF THE PROPOSALS

REASONS FOR THE PROPOSALS

      The Affiliated Parties are of the opinion that increasing audit, tax, tax return and Form K-1 preparation costs, and investor relations expenses, and the incremental legal and accounting fees associated with the operation of the Partnership are increasingly burdensome expenses to share among a decreasing number of limited partners. Significantly, starting in late 2002, the General Partners became aware that these expenses would likely increase materially in the future as a result of the recently enacted Sarbanes-Oxley and the related rules and regulations promulgated by the SEC.

      The AIMCO Operating Partnership is of the opinion that by transferring ownership of the Property to a wholly owned subsidiary, the AIMCO Operating Partnership will have greater operating flexibility with respect to the Property. The AIMCO Operating Partnership has advised the Partnership that it is more difficult to integrate the operations of the Partnership into those of the AIMCO Operating Partnership due to the constraints and additional costs related to the operation of the Partnership as a public entity, including the procedural and compliance costs and requirements associated with the registration of units of the Partnership under the Exchange Act. After the proposed Sale is consummated and the Partnership's other property is sold, the Partnership will dissolve pursuant to the terms of the Partnership Agreement and plans to file a notice with the SEC that will result in the termination of the Partnership's obligation to file annual, quarterly and other reports with the SEC.

      The sale of all of the Partnership's properties and dissolution will also provide you with liquidity in your investment, and beginning in the year after the year in which the dissolution occurs, you will no longer have to include K-1 information from the Partnership in your tax returns.

      The Affiliated Parties are of the opinion that Limited Partners should be presented with the Sale at the current time. They came to this conclusion based upon many factors, including the following:

      THE SALE WILL BE CLOSED QUICKLY. Under the terms of the Purchase Agreement, the Sale will be consummated shortly after the requisite consents are obtained, which includes obtaining the consent of GMAC Mortgage Corporation, the lender, for the assumption of the mortgage indebtedness, thereby reducing any costs associated with delays. As compared to typical real estate sale contracts with third parties, the Purchase Agreement does not contain an inspection period, often referred to as a feasibility period, which typically ranges 30 days to 90 days and may be subject to extensions. In addition, because both the Partnership and the Purchaser are affiliates of the AIMCO Operating Partnership, the lender may approve the sale of the Property quickly as it already has most financial information relating to the Purchaser. The Partnership currently anticipates that lender consent will be obtained within 3 months and that the closing of the Affiliate Sale will occur shortly afterwards. Moreover, by closing the sale quickly, the risks are reduced that the transaction will not occur on the terms described in the Proxy Statement, on different terms or not at all. Finally, by completing the sale quickly, all of the risks associated with ownership of interests in real property, such as a reduction in value or damage inflicted by hurricanes, fire or other natural disaster, are reduced.

      THE SALE WILL AVOID CERTAIN CUSTOMARY TRANSACTION COSTS. In the Sale, the Partnership will not incur some of the costs that it would otherwise incur in a sale of the Property to a third party, such as such as brokerage fees, which the General Partners expect would total approximately $262,000 and which would reduce the net sale proceeds to the Partnership.

      THE PROPOSED SALE PROVIDES MORE CERTAINTY THAN A SALE TO A THIRD PARTY. The terms of the Purchase Agreement provide more certainty to a sale of the Property than a sale to a third party, due to, among other things, the lack of a feasibility period, abbreviated conditions to closing, and the Purchaser's familiarity with the Property. Agreements with third parties for the sale of a property often are not consummated for a variety of reasons. For instance, although the Partnership began marketing Governor's Park for sale to third parties in July 2003 and entered into an agreement for its sale in July 2004, Brookside terminated the sale agreement in September 2004.

      THE COSTS OF ADMINISTRATIVE, ACCOUNTING, AND OTHER EXPENSES ARE INCREASINGLY BURDENSOME. The General Partners are of the opinion that the Partnership is incurring significant administrative and accounting expenses relating to the preparation and filing of periodic reports with the SEC, particularly in light of the additional requirements imposed by Sarbanes-Oxley, the rules and regulations promulgated by the SEC thereunder, administrative and accounting expenses relating to the preparation of tax returns and Form K-1s and general audit, tax and investor relations expenses.

      CURRENT CONDITIONS ARE FAVORABLE TO A SALE. Market conditions are currently favorable for sellers of properties of the type and character of the Property, largely because of tax benefits and favorable financing available to purchasers of such properties. However, these market conditions are of uncertain duration and could be adversely affected by, among other things, continued weakness in the economy, increases in interest rates, and other factors, and there is no assurance that the Partnership would succeed in selling the Property on equal or better terms than the Purchase Agreement.


      THE EXECUTION OF A SIMILAR SALE IN THE FUTURE CURRENTLY IS UNCERTAIN. If the Sale is not consummated in the near future, then given changing economic conditions, among other things, the execution of a similar sale in the future currently is uncertain.



      LIMITED TAX BENEFITS OF CONTINUED INVESTMENT. The tax benefits of continued investment in the Property have been reduced for the Partners because the Property has been substantially depreciated for income tax purposes. Because of the Property's accelerated depreciation schedule, the depreciation expense of the Property, which reduced the taxable income, were highest during the initial years after the Partnership initially acquired the Property. In addition, because the amortization of loan principal is lowest at the beginning of the loan period, interest expense was higher during that time than the present. As a result, the Partnership operated at a taxable loss during the initial years of operation. As the Property and its mortgage loan aged, however, the Partnership's interest and depreciation expenses declined, reducing the deductions to the taxable incomes of Limited Partners. For example, the Partnership incurred interest expense of $571,426 and $544,567 in 2001 and 2003, respectively, and with respect to the fixed assets put into service in the year 2000, the Partnership incurred depreciation expense of $67,159 and $33,538 in 2001 and 2003, respectively.

      FUTURE TAXABLE INCOME MAY EXCEED DISTRIBUTIONS. For the foreseeable future, the Property will probably not generate sufficient cash for distribution to the Limited Partners to pay resulting tax liabilities, even if it generates taxable income.

      THE PROPERTY'S FINANCIAL CONDITION IS NOT LIKELY TO IMPROVE. Based on the location, age, physical condition, inability to support increased rental rates and other characteristics of the Property, a material improvement in its financial condition is uncertain.

FAIRNESS OF THE PROPOSALS

      FACTORS CONSIDERED BY THE AFFILIATED PARTIES. The General Partners are affiliated with the Purchaser. As a result, the General Partners' interest may conflict with those of the Unaffiliated Limited Partners. Notwithstanding this conflict, the General Partners, the Partnership, AIMCO, the AIMCO Operating Partnership, AIMCO-GP and the Purchaser are of the opinion that the Sale is fair to the Unaffiliated Limited Partners on the basis of the factors described below.

      Positive Factors Considered. In determining that the Sale is fair to the Unaffiliated Limited Partners, the Affiliated Parties, considered the following factors, each of which, in their opinions, supported the their determination:

      - The purchase price for the Property is based on the appraised market value of the Property as of April 28, 2004, which was determined by KTR Newmark Real Estate Services LLC, an independent third party appraiser who has previously performed several property appraisals for the AIMCO Operating Partnership. The Appraiser determined that the market value of the Property as of April 28, 2004 was $13,100,000, which results in a net realized value of $11,210,472 after deducting the prepayment penalty associated with the mortgage debt.

      - The Sale will be consummated quickly after the requisite consents are obtained, which includes obtaining the consent of GMAC Mortgage Corporation, the lender, for the assumption of the mortgage indebtedness, thereby reducing any costs associated with delays. As compared to typical real estate sale contracts with third parties, the Purchase Agreement does not contain an inspection period, often referred to as a feasibility period, which typically ranges 30 days to 90 days and may be subject to extensions. In addition, because both the Partnership and the Purchaser are affiliates of the AIMCO Operating Partnership, the General Partners expect the lender to approve the Sale quickly as the lender is already familiar with most of the financial information relating to the Purchaser. The Partnership currently anticipates that lender consent will be obtained within 3 months and that the closing of the Affiliate Sale will occur shortly afterwards. Moreover, by closing the Sale quickly, the risks that the transaction will not occur on the terms described in the Proxy Statement, on different terms or at all are reduced, and all of the risks associated with ownership of interests in real property, such as damage inflicted by hurricanes, fire or other natural disaster, are reduced.

      - In the Sale, the Partnership will not incur some of the costs that it would otherwise incur in a sale of the Property to a third party, such as brokerage fees, which the General Partners expect would total approximately $262,000 and which would reduce the net sale proceeds to the Partnership.


      - The Purchase Agreement provides more certainty to a sale of the Property than a sale to a third party, due to, among other things, the lack of a feasibility period, limited conditions to closing, and the Purchaser's familiarity with the Property. Because OP Property Management LLC, an affiliate of the General Partners, and its affiliated predecessor have been managing the Property in excess of five years and are therefore very familiar with the operations and the condition of the Property, the Purchaser will not need to conduct a due diligence investigation of the Property. Accordingly, the Sale is expected to occur as soon as practicable after the Expiration Date. As a result, the risk that the Sale will not be consummated is minimal.


      - The General Partners are of the opinion that the Partnership is incurring significant administrative and accounting expenses relating to the preparation and filing of periodic reports with the SEC, particularly in light of the additional requirements imposed by Sarbanes-Oxley, the rules and regulations promulgated by the SEC thereunder, administrative and accounting expenses relating to the preparation of tax returns and Form K-1s and general audit, tax and investor relations expenses.


      - There have been no other firm offers by third parties for the Property, a merger or other extraordinary transaction during the past two years with which to compare the purchase price and resulting distribution to Limited Partners. No other offer to purchase the Property is currently outstanding. The General Partners, however, have not recently marketed the Property for sale to the public.


      - The method used to determine the purchase price for the Property is a method commonly relied upon by investors to value income producing property. The purchase price is based upon the current market value as determined by the Appraiser. The Appraiser determined the market value by performing two analyses: (i) comparing the Property to comparable properties in the same general vicinity that have sold recently and (ii) dividing a comparable capitalization rate by an adjusted gross annual income. With respect to the valuation of this type of real estate, the going concern, liquidation and current market values are the same, assuming the Seller is not forced to sell the property in a certain period of time or other outside conditions are imposed on the sale.

      - The Purchaser has the ability to consummate the Affiliate Sale on the terms specified in the Purchase Agreement. The Purchaser is wholly-owned by the AIMCO Operating Partnership and therefore has the financial resources of the AIMCO Operating Partnership available to it.

      - The fact that the purchase price for the Property to be received, $11,210,472, exceeds the book value of the Property, which was approximately $6,633,681 at September 30, 2004. The purchase price equals the net realized value as determined by a third party appraiser. The Partnership and the Purchaser agreed that the price would equal the appraised market value of the Property less certain liabilities that would result from a similar sale to a third party, such as prepayment penalties associated with the mortgage indebtedness.

      - The Partnership originally acquired the Property in August 1986 at a price of $11,210,000, which is nearly equal to the current purchase price. Other than the appraised value, no current market price is available for the Property, as the Partnership has not marketed the property for sale to third parties, and no offers to purchase the property have been received in the past two years.

      - The potential, future capital needs of the Partnership, the borrowing capacity of the Partnership, and the costs associated with additional stand-alone borrowings by the Partnership diminish any benefits of the Partnership's continued ownership of the Property.

      Negative Factors Considered. In determining that the Sale is fair to the Unaffiliated Limited Partners, the Affiliated Parties, also considered the following negative factors:

      - Following the Sale, the Limited Partners will cease to participate in future earnings or growth, if any, of the Property or to benefit from increases, if any, in the value of the Property.


      - Limited Partners will recognize gain taxable as ordinary income for federal income tax purposes in the Sale. The General Partner estimates that the taxable gain will be $7.66 per unit while the distributions to the Limited Partners will be $3.65 per unit.


      - The Affiliated Parties have actual or potential conflicts of interest in connection with the Sale and in determining that the Sale is fair to the Unaffiliated Limited Partners. The Affiliated Parties desire to purchase the Property at a low price and Unaffiliated Limited Partners desire to sell the Property at a high price. The Affiliated Parties will receive income from the operation of the Property after the Sale occurs, and the Affiliated Parties may realize a profit if they sell the Property in the future for a price greater than the purchase price in the Sale. See "Conflicts of Interest."

      - Neither applicable law nor the terms of the Partnership Agreement require consent of a majority of the Limited Partners unaffiliated with the Purchaser for the Sale. Therefore, the Sale has not been affirmatively approved by disinterested parties, which approval may be an important factor to Unaffiliated Limited Partners.

      - The General Partners did not actively solicit any third-party interest for the sale of the Property.

      - In structuring the Sale, neither the Partnership nor the Limited Partners had separate representation. The Partnership and the Purchaser agreed that the price would be a function of the appraised market value of the Property. If separate representation had been provided, the terms of the Sale might have been different. For example, if a representative had negotiated the terms of the Sale on the Partnership's behalf, the purchase price could have been more favorable to the Partnership.

      - The appraisal of the market value of the Property was determined by an independent third party appraiser who has previously performed several property appraisals for the AIMCO Operating Partnership.

      In the opinion of each of the Affiliated Parties, these negative factors were not sufficient, either individually or in the aggregate, to outweigh the benefits of the proposed Sale to the Limited Partners.

      Procedural Fairness of the Proposal. Each of the Affiliated Parties is aware that AIMCO and its affiliates have interests in the transaction or relationships that may present conflicts of interest in connection with the Sale and considered these conflicts of interest along with the other factors enumerated above in making its determination. See "Conflicts of Interest." Further, the Affiliated Parties took into account the absence of the following procedural safeguards: (1) an unaffiliated representative to act solely on behalf of the Partnership or the Unaffiliated Limited Partners for purposes of negotiating the terms of the Sale, (2) the approval of the Sale by a majority of non-employee directors or unaffiliated partners of the General Partners, and (3) the approval of the Sale by a majority in interest of the Unaffiliated Limited Partners. As enumerated above, each of the Affiliated Parties considered these factors to be negative factors in its determination that the Sale is fair to the Unaffiliated Limited Partners. However, the Affiliated Parties are of the opinion that the Sale is procedurally fair to the Unaffiliated Limited Partners because, among other things:

      - The Partnership obtained an appraisal of the Property from an independent third party appraiser. The Partnership and the Purchaser agreed that the price would be a function of the appraised market value of the Property.

      - By providing the information required by Schedules 13E-3 and 14A of the Exchange Act, the Affiliated Parties have provided sufficient information to each Limited Partner to make its own decision with respect to objecting to the Sale.

      - The Partnership Agreement requires the prior written consent of Limited Partners owning more than 50% of the total outstanding units which actually vote on such issue to approve the sale of all or substantially all of the properties of the Partnership at a single sale (or series of sales to one person made pursuant to a single plan), and the requisite consent was obtained.

      - The Sale will not be consummated if Limited Partners holding a majority of the units held by Limited Partners who are not the General Partners or their affiliates object to the Sale.

      - The Partnership is providing each Limited Partner with contractual dissenters' appraisal rights that are based upon the dissenters' appraisal rights that a Limited Partner would have were it a shareholder in a corporate merger under the corporation laws of Delaware.

      The Affiliated Parties found it impracticable to assign, and did not assign, relative weights to the individual factors (positive, negative and procedural) considered in reaching the conclusion as to the fairness of the Sale. The foregoing discussion of the information and factors considered and given weight by the Affiliated Parties is not intended to be exhaustive but is believed to include all material factors considered by the Affiliated Parties.

      ALTERNATIVES TO THE SALE. The assessment of the fairness of the Sale by the Affiliated Parties was also based on a review of other possible alternatives. The Affiliated Parties considered as a primary alternative to the Sale the continuation of the business of the Partnership, with the Properties continuing to be owned by the Partnership.

      CONTINUED OWNERSHIP BY THE PARTNERSHIP. One alternative would be for the Partnership to continue to own and operate the Property without consummating the Sale. A number of advantages could result from the continued ownership of the Property by the Partnership without consummation of the Sale.

      Benefits of Continued Ownership. The Affiliated Parties considered the primary benefits of continued ownership to be the following:

      - Limited Partners of the Partnership would retain the potential of receiving distributions of net cash flow arising from operations and the sale or refinancing of the Property until the expiration of the term of the Partnership.

      - Continued ownership of the Property by the Partnership affords the Limited Partners of the Partnership with the opportunity to participate in any future appreciation in the Property.

      - Continued ownership would avoid the disadvantages resulting from the Sale as described in "Risk Factors-Risks Associated with Sales."

      - Continued ownership of the Property by the Partnership would allow Limited Partners to delay the recognition of any taxable gain that would otherwise be triggered by the sale of the Property as described in "United States Federal Income Tax Consequences."

      Disadvantages of Continued Ownership. The Affiliated Parties also considered the relative disadvantages to the Limited Partners of the Partnership of continuing the ownership of the Property by the Partnership under its current business plan relative to the benefits discussed above and relative to the Sale.

      - If the ownership by the Partnership is continued, Limited Partners will not have any assurance of when or if another sale transaction will occur with respect to the Property. Although the Partnership terminates on December 31, 2005 under the terms of the Partnership Agreement, there is no assurance that the Partnership will be able to sell the Property at that time on equal or better terms than the Purchase Agreement or at all. In addition, continued ownership of the Property by the Partnership would fail to secure the benefits to the Limited Partners that are expected to result from the Sale, including a cash distribution to the Limited Partners of approximately $3.65 per unit.

      - The Partnership would continue to own the Property and therefore would continue to be exposed to the risks inherent in property ownership, including, but not limited to, fluctuations in occupancy rates, operating expenses and rental rates, which in turn may be affected by general and local economic conditions, the supply and demand for properties of the type owned by the Partnership and federal and local laws and regulations affecting the ownership and operation of real estate. Consequently, the value of the Property could decline in the future if rental conditions, operating performance or the real estate market decline.

      - The Partnership Agreement provides for termination of the Partnership on December 31, 2005. The short period of time remaining before the Partnership terminates reduces the continued benefits of the ownership of the Property discussed above.

      Based on the factors described above, the Affiliated Parties concluded that the disadvantages of continuing the ownership of the Property by the Partnership under its current business plan outweighed the benefits of continuing the ownership of the Property, and that the Sale would provide greater benefit to the Limited Partners than would a continuation of the Partnership's ownership of the Property.

      OTHER ALTERNATIVES CONSIDERED BY THE AFFILIATED PARTIES. At the time the decision to explore a possible sale of the Property, the Affiliated Parties also considered other alternative transactions, including an offer by the AIMCO Operating Partnership to exchange your units for partnership common units or partnership preferred units in the AIMCO Operating Partnership ("OP Units"). While this would provide an investment option for the Limited Partners and might permit the Limited Partners to defer taxation upon disposition of their limited partnership interests, a disadvantage of such an offer is that those Limited Partners who desire a cash distribution with respect to their investment would be forced to wait at least one year before they would have the right to convert their OP Units into cash or AIMCO Class A common stock. In addition, an exchange offer of OP Units would involve additional administrative expense and delay, such as the preparation of the appropriate offering documents required in connection with such an offer (which we estimate would require 6 months to complete) and the related accounting, legal, registration and other fees (which we estimate would total approximately $200,000), which likely would result in a lower distribution amount per limited partnership interest than in the Sale. Finally, the AIMCO Operating Partnership is of the opinion that, based on its historical experience, most limited partners, when given a choice between OP Units and cash, prefer cash.

APPRAISAL OF THE PROPERTY.

      Selection and Qualifications of Independent Appraiser. The Partnership retained the services of the Appraiser, an independent third party, to appraise the fair market value of the Property. The Appraiser is an independent valuation consulting firm with offices in 9 U.S. cities and in London. The General Partners selected the Appraiser based on its qualifications, expertise and reputation in providing appraisals to companies and general partners in the real estate syndication business and other real estate associated activities.

      Although the Appraiser appraised the market value of the Property, the Partnership and the Purchaser determined the consideration to be offered in the Sale. The Appraiser did not recommend an amount of consideration to be offered in the Sale.

      Scope of Engagement. The General Partner instructed the Appraiser to appraise the fair market value of the fee simple estate of the Property. The General Partner did not place any limitations on the scope of the Appraiser's investigation. The General Partners provided the Appraiser with the following:

      -     Property rate card;

      - Occupancy data for the second quarter of 2003 through the first quarter of 2004;

      -     Rent roll with summary report, dated March 18, 2004;

      -     Units list, dated as of April 28, 2004;

      -     Operating Budget - Detail for the period ended December 2004;

      -     Statement of Operations - Detail for the period ended December 2003;

      -     Balance Sheet - Detail as of the month ended December 2003;

      -     Statement of Operations - Detail for the period ended December 2002;

      -     Balance Sheet - Detail as of the month ended December 2002;

      -     Statement of Operations - Detail for the period ended December 2001;

      -     Balance Sheet - Detail as of the month ended December 2001;

      -     Statement of Operations - Detail for the period ended March 2004;
            and

      -     Balance Sheet - Detail as of the month ended March 2004.

      Appraisal Procedures. The Appraiser represented that its report was prepared in conformity with the Uniform Standards of Professional Appraisal Practice and the Code of Professional Ethics and Standards of Professional Practice of the Appraisal Institute. In preparing its valuation of the Property, the Appraiser, among other things:

      -     Inspected the Property;

      - Conducted neighborhood and area research, including major employers, demographics (population trends, number of households, and income trends), transportation, surrounding uses, and general economic outlook of the area;

      - Conducted market research of rental inventory, historical vacancy rates, historical average rental rates, occupancy trends, concessions, and marketing strategies in the submarket, and occupancy rates at competing properties;

      - Reviewed leasing policy, concessions and history of recent occupancy;

      - Reviewed the historical operating statements for the Property and an operating budget forecast for 2004;

      - Conducted market inquiries into recent sales of similar properties to ascertain sales price per unit, effective gross income multipliers and capitalization rates; and

      - Prepared sales comparison and income capitalization approaches to value.

      Summary of Approaches and Methodologies Employed. The following summary describes the material approaches and analyses employed by the Appraiser in preparing the appraisal. The Appraiser principally relied on two approaches to valuation: (i) the sales comparison approach and (ii) the income capitalization approach.

      The sales comparison approach uses analysis techniques and sales of comparable improved properties in surrounding or competing areas to derive units of comparison that are then used to indicate a value for the subject property. Under this approach, the primary methods of analysis used by the Appraiser were:
(i) sales price per unit analysis and (ii) effective gross income analysis.

      The purpose of the income capitalization approach is to value an income-producing property by analyzing likely future income and expenses of the Property over a reasonable holding period. Under the income capitalization approach, the Appraiser performed a direct capitalization analysis to derive property value. The direct capitalization analysis determines the value of a property by applying a capitalization rate that takes into account all of the factors influencing the value of such property to the net operating income of such property for a single year.

      The Appraiser relied principally on the income capitalization approach to valuation and secondarily on the sales comparison approach. Although the sales comparison approach is considered a reliable method for valuing property, the income capitalization approach is the primary approach used for valuing income producing property, such as the Property.

      Valuation Under Sales Comparison Approach. The Appraiser compared six apartment complexes with the Property that were sold between October 2002 and January 2004 and located in the Property's real estate market area. The Appraiser considered the comparable properties as similar in terms of physical condition, vintage, and construction. The sales prices of comparable properties indicated per unit prices ranging from $38,400 to $66,164.

      The Appraiser made adjustments to the sales price per unit of each comparable property to reflect differences from the Property in location, average unit size, and the amount of net operating income generated on a per unit basis. Based on the available data, the Appraiser concluded a value range of $45,643 to $54,611 per unit with a mean or average adjusted price of $49,498 per unit and a median adjusted price of $49,225 per unit. Thus, the estimated value based on $50,000 per unit for the 262 units of the Property was approximately $13,100,000.

      The Appraiser also performed an effective gross income multiplier ("EGIM") analysis. The EGIM measures the relationship between the sales price of a property and its effective gross income, which is the total annual income that a property would produce after an allowance for vacancy and credit loss. The Appraiser estimated the operating expense ratio ("OER") of the Property to be 50%, with the expense ratios of the six comparable properties ranging from 45% to 52%, resulting in EGIMs ranging from 5.8 to 6.4. Thus, the Appraiser concluded an EGIM of 6.1 for the Property, and applied the EGIM to the stabilized effective gross income for the Property (see Income Approach below), resulting in a value conclusion of approximately $12,700,000, rounded.

      The Appraiser estimated the value using the price per unit analysis at $13,100,000 and the value using the EGIM analysis at $12,700,000. Based on these two valuation methods, the Appraiser concluded that the reconciled value for the Property under the sales comparison approach was $12,900,000.

      Valuation Under Income Capitalization Approach. Under the income capitalization approach, the Appraiser performed a direct capitalization analysis to derive a value for the Property.

      The Appraiser employed a direct capitalization analysis on the Property by dividing a forecast of net operating income ("NOI") by an appropriate capitalization rate. The Appraiser performed a market rent analysis, for the Property to derive a projected rental income. The analysis included both a review of the subject's current rent rates as well as a comparison with comparable apartment properties.

      The Appraiser calculated the Property's effective gross income ("EGI") by adding apartment rental collections to other income and then making an adjustment for vacancy and collection loss. Under this analysis, the Appraiser arrived at an EGI of $2,079,600. Once the EGI was established, operating expenses were deducted from the EGI in order to arrive at an NOI for the Property of approximately $1,044,496. The Appraiser derived an appropriate capitalization rate based upon analysis of comparable sales and a survey of real estate investors.

      The assumptions employed by the Appraiser to determine the value of the Property under the income approach included:

      (1)   combined vacancy and credit loss rate of 7.5%;

      (2)   loss to lease expenses of $122,100;

      (3)   projected rent concession of $49,950;

      (4)   capitalization rate of 8.0%;

      (5)   reserve for replacements of $250 per unit; and

      (6)   total expenses of $3,951 per unit inclusive of reserves.

      Using the income capitalization approach, the Appraiser determined that the direct capitalization method indicated the value for the Property was $13,100,000.

      Reconciliation of Values and Conclusions of Appraisal. The final step in the appraisal process was to reconcile the sales comparison approach and the income capitalization approach values to arrive at a final value conclusion. The Appraiser concluded that the estimated market value under the sales comparison approach was $12,900,000 and the estimated market value under the income capitalization approach was $13,100,000. After reconciling the two approaches, the Appraiser determined a final market value for the Property of $13,100,000 as of April 28, 2004. The Appraiser stated that after the deduction of a $1,889,528 prepayment penalty associated with the mortgage secured by the Property as of April 28, 2004, the net amount realized would be $11,210,472.

      Assumptions, Limitations and Qualifications of the Appraiser's Valuation. In preparing the appraisal, the Appraiser relied, without independent verification, on the accuracy and completeness of all information supplied or otherwise made available to it by or on behalf of the Partnership. In arriving at the appraisal, the Appraiser assumed:

      -     competency and responsibility of ownership and management;

      - no undisclosed leases, agreements, liens or other encumbrances affecting the use of the Property; and

      - no substances such as asbestos, urea-formaldehyde foam insulation, or other potentially hazardous materials in existence or present on or in the Property.

      Compensation of Appraiser. The Appraiser was paid a fee of $5,000 for the appraisal. The Appraiser has conducted and is conducting other appraisals of property in connection with the other similar offers being made with respect to other partnerships. During the past two years, the AIMCO Operating Partnership and its affiliates have engaged the services of the Appraiser for the purposes of appraising certain of its properties. In connection with the performance of these services, the AIMCO Operating Partnership and its affiliates have paid aggregate fees to the Appraiser of approximately $369,000. Other than these services, no material relationship has existed in the past two years or is mutually contemplated.

      Appraisal Report. A Limited Partner or its representative who has been so designated in writing may obtain a copy of the appraisal report from the Information Agent upon request at the expense of the requesting Limited Partner. The appraisal report is also available for inspection and copying at the Partnership's principal executive offices during its regular business hours by any Limited Partner or its representative who has been so designated in writing.

                    NO RECOMMENDATION BY THE GENERAL PARTNERS

      The General Partners and the Purchaser are affiliates of, and may be deemed to be under common control with AIMCO. Accordingly, the General Partners have a substantial conflict of interest with respect to the proposed Sale, because the Purchaser has an interest in buying the Property at a low price while the Partnership and the Limited Partners have an interest in receiving the highest price possible. Although the General Partners are of the opinion that the terms of the Sale are fair to the Unaffiliated Limited Partners, as a result of these conflicts, the General Partners do not make any recommendation as to whether or not Limited Partners should object to the proposed Sale.

                                 THE AMENDMENT

      The Partnership Agreement currently prohibits sales of the Partnership's property to a General Partner or an affiliate of a General Partner. The Amendment eliminates this prohibition and expressly permits such sales. The Amendment is necessary for the Sale to occur.

      The Amendment to the Partnership Agreement will amend and restate Section 9.2(p) as follows:

            9.2 Limitation on General Partners' Power and Authority. The General Partners shall not do any of the following:

                  (p) Lease any real property from the Partnership, borrow any funds from the Partnership, or sell or lease any property to the Partnership, either directly or through any Affiliate or any other partnership in which a General Partner has an interest, provided, however, that the General Partners or an Affiliate may purchase Property in its own name and temporarily hold title thereto for the purpose of facilitating its acquisition by the Partnership or facilitating the obtaining of financing for the Partnership or any other purpose related to the business of the Partnership, provided further that (i) the Property is purchased by the Partnership for a price no greater than the cost of the Property to a General Partner or Affiliate, (ii) there is no difference in the interest rates of the loans secured by the Property at the time acquired by a General Partner or Affiliate and at the time acquired by the Partnership and (iii) neither the General Partners nor any Affiliate receive any other economic advantage by reason of holding or having held title to the Property.

      In addition, the Amendment will amend the Partnership Agreement by adding the following to the end of Section 9.1:

            Without limiting the generality of the foregoing, the General Partners shall have the right, power and authority, on behalf of the Partnership to sell any Property to any of their Affiliates.

      The Amendment was proposed, because the proposed Sale cannot be consummated unless the Amendment is first adopted. The Amendment will allow the General Partners or their affiliates to purchase any of the Partnership's properties with the consent of U.S. Realty I Corporation. However, a sale of all or substantially all of the Properties at a single sale (other than in the ordinary course of the Partnership's business) would still require the approval of Limited Partners holding a majority of the then outstanding units which actually vote on the issue (other the sale of the last property of the Partnership). Affiliates of the General Partners currently own approximately 67.78% of the outstanding units of the Partnership. The Amendment therefore will facilitate the sale of a property to the General Partners or their affiliates.

                                    THE SALE

      PROPOSED SALE. Effective as of September 3, 2004, the Partnership entered into the Purchase Agreement to sell the Property to Twin Lakes Associates, L.P., a Delaware limited partnership wholly owned by AIMCO Properties, pursuant to which the purchaser would purchase the Property for $11,210,472. On November 10, 2004, the contract was assigned to the Purchaser. The proposed terms of the Sale are more fully described below.

      The following is a summary of the terms and conditions of the Purchase Agreement, which may be amended or superseded at any time and from time to time by the parties; provided, however, that if any amendment materially changes the terms or conditions of the Sale, the General Partners will provide an opportunity for the Unaffiliated Limited Partners to object.

      PURCHASE PRICE. Pursuant to the Purchase Agreement, the purchase price is $11,210,472.

      EXISTING LOAN. Up until the Closing Date, the Partnership is responsible for all principal payments required to be paid under the Partnership's note secured by the Property, together with all interest accrued. The Purchaser will be responsible for the payment of all principal required to be paid from and after the Closing, together with all interest accruing under the Partnership's note, in accordance with the terms and conditions set forth in the Purchase Agreement.

      TITLE. The Purchaser may cause title to the Property to be examined at its sole cost and expense. The Purchaser agrees to accept the following exceptions to the title to the Property: (i) all exceptions to title to the land shown on any title examination which the Purchaser obtains; (ii) all leases and any other occupancy, residency, lease, tenancy and similar agreements entered into in the ordinary course of business; and (iii) all assignments, levies and ad valorem taxes related to the real and personal property constituting the Property.


      CLOSING. The closing of the Sale is to occur on December 31, 2004 or such earlier time as mutually agreed upon (the "Closing Date"). The Purchaser has the right to extend the Closing Date in its sole discretion for up to two hundred seventy (270) days, and the Purchaser has exercised this right to allow Limited Partners the opportunity to object to the Sale as described in this Proxy Statement. At any time prior to the Closing, either party may terminate the Purchase Agreement, in each case acting in their sole discretion and for any reason or no reason, upon written notice. In such case, the Purchase Agreement and the transactions contemplated thereby will be terminated without liability on the part of either party.


      COSTS AND FEES. The Purchaser and the Partnership will pay the cost of all transfer, sales, use and excise taxes and recording costs in accordance with local custom in Florida.

      REPRESENTATIONS AND WARRANTIES. The Partnership made limited representations and warranties to the Purchaser in the Purchase Agreement, including representations and warranties as to, among other things, the Partnership's organization, power and authority to enter into and complete transactions, title matters, possession of the Property, and commissions. The Purchaser has made limited representations and warranties to the Partnership including representations and warranties as to, among other things, its organization, power and authority, absence of conflicting obligations, and commissions.

      CONDITIONS TO CLOSING. The Purchaser's obligation to close under the Purchase Agreement is subject to the fulfillment in all material respects of the following conditions precedent to the Closing: (i) delivery of all documents required to be delivered by the Partnership pursuant to the terms and conditions of the Purchase Agreement; (ii) the truth of each of the Partnership's representations and warranties as of the Closing Date in all material respects;
(iii) the Partnership's compliance with and performance of the Partnership's covenants, terms, and conditions under the Purchase Agreement; (iv) obtaining of the consent or approvals of any federal or state authorities having jurisdiction over the Property, to the extent required; and (v) approval by the lender of the Sale and of the assumption of the mortgage indebtedness secured by the Property, on terms and conditions reasonably acceptable to the Purchaser.

      The Partnership's obligation to close under the Purchase Agreement is subject to the fulfillment of the following conditions precedent to the Closing:
(i) the truth of each of the Purchaser's representations and warranties as of the Closing Date and as of the Effective Date in all material respects; (ii) the Purchaser's compliance with and performance of the Purchaser's covenants, terms, and conditions under the Purchase Agreement; (iii) receipt by the Partnership of all consents and approvals to the consummation of the transactions (a) of the Partnership's partners, including the failure of Limited Partners to object to the sale as described in this Proxy Statement, (b) that are required by law, or
(c) that are required by the Partnership Agreement; (iv) obtaining of the consent or approvals of any federal or state authorities having jurisdiction over the Property, to the extent required; and (v) approval by the lender of the Sale and of the release of the Partnership and the assumption by the Purchaser of the mortgage indebtedness secured by the Property.

      RISK OF LOSS. The risk of loss or damage to the Property by reason of any insured or uninsured casualty during the period through and including the Closing Date will be borne by the Partnership. The Partnership must maintain all of its existing insurance coverage on the Property in full force and effect until the Closing Date, without material modification. In the event of any material damage to or destruction of the Property or any portion, the Purchaser may, at its option, by notice within ten (10) days after the Purchaser is notified of such material damage or destruction: (i) unilaterally terminate the Purchase Agreement, or (ii) proceed under the Purchase Agreement with no reduction in the purchase price, receive any insurance proceeds, together with the amount of any deductible with respect to such insurance proceeds, and assume responsibility for repair of the Property. If the Property is not materially damaged, then the Purchaser may not terminate the Purchase Agreement, but all insurance proceeds, together with the amount of any deductible with respect to the insurance proceeds, will be paid or assigned to the Purchaser and the Purchaser will assume responsibility for repair. "Material damage" means damages reasonably exceeding $500,000 to repair, as determined by an independent insurance claims adjuster doing business in the county where the Property is located, which claims adjuster must be reasonably satisfactory to the Partnership and the Purchaser.

      CLOSING DELIVERIES. At the Closing, the Partnership must deliver to the Purchaser, among other things: (i) the deed to the Property; (ii) a bill of sale executed by the Partnership; (iii) a general assignment executed by the Partnership; (iv) a release and assumption agreement relating to the mortgage documents executed by the Partnership or other documents required by the lender;
(v) a closing statement executed by the Partnership; (vi) a certification of the Partnership's non-foreign status; (vii) any other items including, without limitation, leases, property contracts, lease files, keys, and books and records (in each case in the Partnership's possession and control); and (viii) such other documents reasonably necessary to consummate the transactions contemplated by the Purchase Agreement.

      The Purchaser must deliver to the Partnership at the Closing, among other things: (i) the purchase price less outstanding principal and interest under the mortgage indebtedness; (ii) a closing statement executed by the Purchaser; (iii) a countersigned counterpart of the bill of sale by the Purchaser; (iv) a countersigned counterpart of the general assignment by the Purchaser; (v) a countersigned counterpart by the Purchaser of the release and assumption agreement; and (vi) such other documents reasonably necessary to consummate the transactions contemplated by the Purchase Agreement.

      ASSIGNMENT. The Purchase Agreement is not assignable by either party without first obtaining the prior written approval of the non-assigning party; provided that either party has the right to assign the Purchase Agreement to an affiliate without the consent of the other party.

      TERMINATION. At any time prior to Closing, either party may terminate the Purchase Agreement, in each case acting in their sole discretion and for any reason or no reason, upon written notice. In such case, the Purchase Agreement and the transactions contemplated will be terminated without liability on the part of either party.

      EFFECTS OF THE SALE. After consummation of the Sale, all right, title, and interest in the Property will be transferred to the Purchaser. The Partnership and its partners will no longer have any economic interests in the Property or any right with respect to the operation of the Property. The AIMCO Operating Partnership's interest in the net earnings of the Property ($113,704 for the year ended December 31, 2003) will increase to 100%. The AIMCO Operating Partnership's interest in the net book value will also increase to 100%.

                       THE PARTNERSHIP AND THE PROPERTIES


      THE PARTNERSHIP. The Partnership was organized on January 23, 1986 under the laws of the State of Delaware. Its primary business is to invest in real estate ownership and related operations. The Partnership was formed for the purpose of acquiring, maintaining, operating, selling, and otherwise acquiring, investing in and dealing with commercial, residential and combined office/warehouse real estate and to engage in related or incidental activities.


      The Partnership's principal executive offices are located at 55 Beattie Place, P.O. Box 1089, Greenville, South Carolina 29602, telephone number (864) 239-1000. The General Partners' principal executive offices are located at 4582 South Ulster Street Parkway, Suite 1100, Denver, Colorado 80237, telephone number (303) 757-8101.

      THE GENERAL PARTNERS. U.S. Realty I Corporation, a South Carolina corporation, and AIMCO Properties, L.P., a Delaware limited partnership, are the general partners of the Partnership. The General Partners own an aggregate 1% general partnership interest in the Partnership. The General Partners are affiliates of AIMCO. See "Conflicts of Interest" and "AIMCO" in this Proxy Statement.

      THE PROPERTIES. Twin Lakes Apartments is a 262-unit apartment complex located in Palm Harbor, Florida. Governor's Park Apartments is a 154-unit apartment complex located in Little Rock, Arkansas. The properties are managed by entities that are wholly-owned subsidiaries of the AIMCO Operating Partnership. Pursuant to the management agreements between the property managers and the Partnership, the property managers operate the properties and are responsible for maintenance, the purchase of equipment and supplies, and the selection and engagement of all vendors, suppliers and independent contractors.

      MORTGAGES. The following shows certain information regarding the outstanding mortgages encumbering the properties as of September 30, 2004:

                                          Monthly
                     Principal            Payment                                                                  Principal
                    Balance (in      Including Interest          Stated        Amortization                       Balance Due
   Property        the thousands)    (in the thousands)       Interest Rate       Period        Maturity Date     at Maturity
   --------        --------------    ------------------       -------------    ------------     -------------     -----------
Governor's             $ 3,434             $    32                7.93%         240 months         9/1/2020         $     0
  Park
Apartments

Twin Lakes             $ 6,582             $    61                7.98%         240 months         9/1/2020         $     0
Apartments

  TOTAL                $10,016


      FINANCIAL INFORMATION. Certain financial information relating to the Partnership is hereby incorporated by reference to the audited financial statements for the Partnership's 2003 and 2002 fiscal years set forth in Part II, Item 7 of the Partnership's Annual Report on Form 10-K for the fiscal year ended December 31, 2003 filed with the SEC on March 29, 2004 (the "2003 10-K") and the unaudited financial statements for the nine months ended September 30, 2004 and 2003 filed with the SEC on November 15, 2004 (the "2004 10-Q"). Such reports and other information may be inspected at the public reference facilities maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such material can also be obtained from the Public Reference Room of the SEC in Washington, D.C. at prescribed rates. The SEC also maintains a site on the World Wide Web at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.


      Pro forma financial statements reflecting the effect of the Sale for the year ended December 31, 2003 are attached to this Proxy Statement as Appendix A.

      LEGAL PROCEEDINGS. On August 8, 2003, the AIMCO Operating Partnership, one of the General Partners, was served with a complaint in the United States District Court, District of Columbia alleging that the AIMCO Operating Partnership willfully violated the Fair Labor Standards Act ("FLSA") by failing to pay maintenance workers overtime for all hours worked in excess of forty per week. On March 5, 2004, the plaintiffs filed an amended complaint also naming NHP Management Company, which is also an affiliate of the General Partners. The complaint is styled as a Collective Action under the FLSA and seeks to certify state subclasses in California, Maryland, and the District of Columbia. Specifically, the plaintiffs contend that the AIMCO Operating Partnership failed to compensate maintenance workers for time that they were required to be "on-call." Additionally, the complaint alleges the AIMCO Operating Partnership failed to comply with the FLSA in compensating maintenance workers for time that they worked in responding to a call while "on-call." The defendants have filed an answer to the amended complaint denying the substantive allegations. Some discovery has taken place and settlement negotiations continue. Although the outcome of any litigation is uncertain, the AIMCO Operating Partnership does not believe that the ultimate outcome will have a material adverse effect on its financial condition or results of operations taken as a whole. Similarly, the General Partners do not believe that the ultimate outcome will have a material adverse effect on the Partnership's financial condition or results of operations taken as a whole.

      During first quarter 2004 AIMCO responded to an informal inquiry received in December 2003 from the Central Regional Office of the SEC seeking voluntary assistance in providing certain information and records related to certain matters. The matters included AIMCO's miscalculated net rental income figures reported in certain 2003 press releases, which miscalculations were discovered during the review process normally conducted with quarter-end reporting and corrected prior to its receipt of the SEC's letter, its forecasted guidance and its accounts payable. The letter states that the inquiry should not be construed as an indication that any violation of law has occurred or as an adverse reflection on any person, entity or security. AIMCO has cooperated fully with the request. On March 29, 2004, AIMCO received a formal order of investigation:
"Order Directing Private Investigation and Designating Officers to Take Testimony." AIMCO intends to continue to cooperate fully. AIMCO does not believe that the ultimate outcome will have a material adverse effect on its consolidated financial condition or results of operations taken as a whole. Similarly, the General Partners do not believe that the ultimate outcome will have a material adverse effect on the Partnership's financial condition or results of operations taken as a whole.

      The Partnership is unaware of any other pending or outstanding litigation matters involving it or its investment properties that are not of a routine nature arising in the ordinary course of business.

                         SUMMARY FINANCIAL INFORMATION


      The summarized financial information of the Partnership set forth below for the years ended December 31, 2003, 2002, 2001, 2000 and 1999 is based on audited financial statements that are contained in the Partnership's Annual Reports on Form 10-KSB. The summarized financing information set forth below for the nine months ended September 30, 2004 is based on the unaudited financial statements that are contained in the Partnership's Quarterly Report on Form 10-QSB. This information should be read in conjunction with such financial statements, including the notes thereto, and "Management's Discussion and Analysis or Plan of Operation" in the Partnership's Annual Report on Form 10-KSB for the year ended December 31, 2003 and Quarterly Report on Form 10-QSB for the nine months ended September 30, 2004.



                                                       For the Nine Months
                                                       Ended September 30,                For the Year Ended December 31,
                                                       --------------------   ----------------------------------------------------
                                                         2004        2003        2003      2002       2001       2000       1999
                                                         ----        ----        ----      ----       ----       ----       ----
                                                                                     ($ in thousands, except per unit data)
Operating Data:
   Total Revenues                                      $  2,299    $  2,361   $  3,108   $  3,129   $  3,110   $  3,163   $  3,105

   Total Expenses                                         2,297       2,244      3,041      2,981      3,160      2,788      2,977
   Income (loss) from continued operations                    2         117         67        148        (50)       375        128

   Income from discontinued operations                        -           -          -          -          -          -        256

   Gain on sale of discontinued operations                    -           -          -          -          -          -      4,626
   Net Income (Loss)                                          2         117         67        148        (50)       375      5,010
   Income (loss) from continued operations per
   depositary unit certificate                                -        0.09       0.05       0.12      (0.04)      0.30       0.10

   Income from discontinued operations per
   depositary unit certificate                                -           -          -          -          -          -       0.21

   Gain on sale of discontinued operations per
   depositary unit certificate                                -           -          -          -          -          -       3.42
   Net Income (Loss) per depositary unit certificate          -        0.09       0.05       0.12      (0.04)      0.30       3.73
   Distributions per depositary unit certificate           0.03        0.31       0.31       0.00       0.00       5.76       0.00
   Ratio of earnings to fixed charges                    100.32%     118.43%    107.94%    117.01%     94.43%    156.28%    113.23%

Balance Sheet Data:
   Cash and cash equivalents (Note A)                       191         174         88        103        134        659          0
   Investment properties, net of accumulated
   depreciation                                           9,611       9,990      9,870     10,360     10,545     10,902     10,766
   Total Assets                                          10,210      10,560     10,318     10,921     11,151     12,061     11,758
   Mortgage Note Payable                                 10,016      10,314     10,242     10,523     10,783     11,023      3,810
   General Partners' (Deficit) Capital                      (11)        (10)       (10)        (3)        (4)        (4)         4
   Limited Partners' (Deficit) Capital                     (362)       (280)      (330)       (19)      (166)      (116)     6,546
   Partners' (Deficit) Capital                             (373)       (290)      (340)       (22)      (170)      (120)     6,550
   Book value per depositary unit certificate             (0.30)      (0.23)     (0.27)     (0.02)     (0.14)     (0.09)      5.36
   Total Distributions                                       35         385        385          0          0      7,045          0

Cash Flows:
   Net increase (decrease) in cash and cash
   equivalents                                              103          71        (15)       (31)      (525)       659          0
   Net cash provided by (used in) operating
   activities                                               629         766          5       (356)       551      1,156      1,206


Note A -- Cash and cash equivalents as of December 31, 1999 was classified as restricted. There was no unrestricted cash available at December 31, 1999.

                    TRANSACTIONS INVOLVING PARTNERSHIP UNITS

      DISTRIBUTIONS. The following table shows, for each of the years indicated, the distributions paid to all partners for such years.

YEAR ENDED DECEMBER 31,                                          AMOUNT
       2001                                                     $      0
       2002                                                            0
       2003                                                      385,000
2004 (through September 30)                                       35,000
                                                                --------
     TOTAL                                                      $420,000

      SECONDARY MARKET TRANSACTIONS. Secondary market sales information is not a reliable measure of value because of the limited amount of any known trades. Except for offers made by the General Partners and unaffiliated third parties, privately negotiated sales and sales through intermediaries are the only means that may be available to a limited partner to liquidate an investment in units because the units are not listed or traded on any exchange or quoted on Nasdaq, on the Electronic Bulletin Board, or in "pink sheets." Secondary sales activity for the units, including privately negotiated sales, has been limited and sporadic.

      Set forth below are the high and low sale prices of units for the years ended December 31, 2002 and 2003 and the period ended September 30, 2004, as reported by The Direct Investments Spectrum (formerly known as The Partnership Spectrum), which is an independent, third-party source. The gross sales prices reported by The Direct Investments Spectrum do not necessarily reflect the net sales proceeds received by sellers of units, which typically are reduced by commissions and other secondary market transaction costs to amounts less than the reported price. The Direct Investments Spectrum represents only one source of secondary sales information, and other services may contain prices for the units that equal or exceed the sales prices reported in The Direct Investments Spectrum. Neither AIMCO nor the General Partners can confirm whether or not the information compiled by The Direct Investments Spectrum is accurate or complete.

          SALES PRICES OF PARTNERSHIP UNITS, AS REPORTED BY THE DIRECT
                              INVESTMENTS SPECTRUM

Calendar Quarters                      High                   Low
-----------------                      ----                   ---
2002
   First Quarter                     $ 3.50                   N/A
   Second Quarter                      N/A                    N/A
   Third Quarter                       N/A                    N/A
   Fourth Quarter                      N/A                    N/A

2003
   First Quarter                       N/A                    N/A
   Second Quarter                      N/A                    N/A
   Third Quarter                       N/A                    N/A
   Fourth Quarter                      N/A                    N/A

2004
   First Quarter                       N/A                    N/A
   Second Quarter                      N/A                    N/A
   Third Quarter                     $ 4.00                 $ 4.00

      Set forth below are the high and low sale prices of units for the fourth quarter of 2002 and for 2003 and the period ended September 30, 2004, as reported by the American Partnership Board, which is another independent, third-party source. The gross sales prices reported by the American Partnership Board do not necessarily reflect the net sales proceeds received by sellers of units, which typically are reduced by commissions and other secondary market transaction costs to amounts less than the reported price. The American Partnership Board represents only one source of secondary sales information, and other services may contain prices for the units that equal or exceed the sales prices reported in the American Partnership Board. Neither AIMCO nor the General Partners can confirm whether or not the information compiled by the American Partnership Board is accurate or complete.

         SALES PRICES OF PARTNERSHIP UNITS, AS REPORTED BY THE AMERICAN
                                PARTNERSHIP BOARD

Calendar Quarters                                               High                   Low
-----------------                                               ----                   ---
2002
    Fourth Quarter                                              N/A                    N/A

2003
    First Quarter                                               N/A                    N/A
    Second Quarter                                              N/A                    N/A
    Third Quarter                                               N/A                    N/A
    Fourth Quarter                                              N/A                    N/A

2004
    First Quarter                                               N/A                    N/A
    Second Quarter                                              N/A                    N/A
    Third Quarter                                               N/A                    N/A

      PRIOR TENDER OFFERS. In December 2003, the AIMCO Operating Partnership commenced a tender offer to purchase units at the price of $2.35 per unit, based on a calculated liquidation value of the Partnership, using the direct capitalization method, which involves applying a capitalization rate to the Partnership's annual residential property income, then adjusting this value for liabilities, non-real estate assets, and certain other costs and then determining the proceeds that would be paid to limited partners in the event of a liquidation of the Partnership. The AIMCO Operating Partnership acquired 63,533 units, representing approximately 5.10% of the outstanding units of the Partnership, pursuant to that offer.

      In August 2002, the AIMCO Operating Partnership commenced a tender offer to purchase units at the price of $0.65 per unit, based on a calculated liquidation value of the Partnership, using the direct capitalization method, which involves applying a capitalization rate to the Partnership's annual residential property income, then adjusting this value for liabilities, non-real estate assets, and certain other costs and then determining the proceeds that would be paid to limited partners in the event of a liquidation of the Partnership. The AIMCO Operating Partnership acquired 9,294 units, representing approximately 0.75% of the outstanding units of the Partnership, pursuant to that offer.

      PRIOR PURCHASES BY AFFILIATES. Other than pursuant to the tender offers described above, the AIMCO Operating Partnership and its affiliates have purchased no units (including any units repurchased by the Partnership) during the past two years.

                             CONFLICTS OF INTEREST

      The General Partners owe fiduciary duties of care and loyalty to the Partnership and the Limited Partners. However, the General Partners are affiliates of AIMCO and the Purchaser. The General Partners and the Purchaser may be deemed to be under common control of AIMCO. The AIMCO Operating Partnership proposed the Sale and, along with the Partnership, determined the timing, structure, price and other terms of the Sale. AIMCO and its affiliates, including the General Partners, may have interests that conflict with your interest as a Limited Partner. You should consider these factors before deciding whether or not to object to the Sale.

      AIMCO and its affiliates will realize substantial benefits from the proposed sale of the Property to the Purchaser and the consummation by the Purchaser of the transactions discussed in this Proxy Statement. First, the General Partners and the AIMCO Operating Partnership will receive an estimated $3,023,029 of proceeds from the sale of the Property as distributions upon their interests in the Partnership (not including payment of fees in connection with the sale). Second, OP Property Management LLC, a wholly owned subsidiary of AIMCO, will continue to manage the Property after consummation of the proposed Sale for a property management fee of 5% of gross receipts. Third, the Purchaser will receive the net sales proceeds from a future sale of the Property.

      A&R Services, a wholly owned subsidiary of AIMCO, received reimbursement of accountable administrative expenses from the Partnership amounting to approximately $84,000, $90,000 and $59,000 for the years ended December 31, 2003 and 2002 and for the nine months ended September 30, 2004, respectively. In addition to these amounts, fees related to construction management services provided by the AIMCO Operating Partnership totalled approximately $24,000 for the year ended December 31, 2002. There were no such fees during the year ended December 31, 2003 or the nine months ended September 30, 2004. The construction management service fees are calculated based on a percentage of current additions to both of the Partnership's properties.

      OP Property Management LLC also provides property management services for the properties and earned approximately $153,000 during both 2002 and 2003 and approximately $114,000 during the nine months ended September 30, 2004 from the Partnership for management fees and other services provided to the Partnership.

      During the years ended December 31, 2003 and 2002, AIMCO Properties, L.P. advanced the Partnership approximately $62,000 and $137,000 to pay property tax bills and other expenses. During 2003 and 2002, the Partnership repaid advances and accrued interest of approximately $141,000 and $124,000. During the nine months ended September 30, 2004, the Partnership repaid advances and accrued interest of approximately $63,000. In accordance with the Partnership Agreement, interest is charged at prime plus 2%. As of September 30, 2004, no amount was outstanding on such advances, including accrued interest.

      The Partnership engages the property management company managing the Partnership's property on the Partnership's behalf, OP Property Management LLC, to obtain insurance policies ("Policies") from insurers unaffiliated with the General Partners. The Partnership pays the premiums for such Policies to OP Property Management LLC. Any losses and liabilities up to the deductible amounts of such Policies and uninsured losses and liabilities remain the responsibility of the Partnership. A wholly owned subsidiary of AIMCO, AIMCO Assurance, reinsures the non-affiliated third-party insurers for any losses or liabilities covered by the property insurance policy up to $250,000 per loss and covered by the liability insurance policy up to $500,000 per loss. During the years ended December 31, 2002 and 2003 and the nine months ended September 30, 2004, the Partnership paid OP Property Management LLC approximately $51,000, $42,000 and $45,000, respectively, for insurance coverage and fees associated with policy claims administration.

      The AIMCO Operating Partnership have purchased pursuant to tender offers units of the Partnership in the past with a view to making a profit. At September 30, 2004, the AIMCO Operating Partnership and its affiliates held 828,227 units, or approximately 67.78% of the outstanding units.

      The General Partners generally are liable for all recourse debts and other liabilities of the Partnership. The sales would reduce the General Partners' liability for Partnership debt and liabilities that increase over time through the accrual of interest or otherwise and for liabilities and recourse debt that the Partnership may incur in the future.

                 INFORMATION CONCERNING THE PURCHASER AND AIMCO

      THE PURCHASER. The Purchaser is Twin Lakes Apartments, L.L.C., a Delaware limited liability company wholly-owned by the AIMCO Operating Partnership. The Purchaser was formed solely for the purposes of owning and operating the Property.

      AIMCO. AIMCO is a Maryland corporation formed on January 10, 1994. AIMCO is a self-administered and self-managed real estate investment trust (a "REIT") engaged in the acquisition, ownership, management and redevelopment of apartment properties. As of September 30, 2004, AIMCO owned or managed a real estate portfolio of 1,546 apartment properties containing 271,859 apartment units located in 47 states, the District of

Columbia and Puerto Rico. Based on apartment unit data compiled by the National Multi Housing Council, as of December 31, 2003, AIMCO was the largest REIT owner and operator of apartment properties in the United States. AIMCO's portfolio includes garden style, mid-rise and high-rise properties and we serve approximately one million residents per year.

      AIMCO owns an equity interest in, and consolidates the majority of, the properties in its owned real estate portfolio. These properties represent the consolidated real estate holdings in its financial statements ("consolidated properties"). In addition, AIMCO has an equity interest in, but does not consolidate, certain properties that are accounted for under the equity method. These properties represent the investment in unconsolidated real estate partnerships in its financial statements ("unconsolidated properties"). Additionally, AIMCO manages (both property and asset) but does not own an equity interest in other properties, although in certain cases AIMCO may indirectly own generally less than one percent of the operations of such properties through a partnership syndication or other fund. The equity holdings and managed properties are as follows as of September 30, 2004:

                                                 TOTAL PORTFOLIO
                                                 ---------------
                                          PROPERTIES           UNITS
                                          ----------           -----
Consolidated properties                      693             172,900
Unconsolidated properties                    371              51,474
Property managed for third parties            73               8,191
Asset managed for third parties              409              39,294
                                           -----             -------
Total                                      1,546             271,859
                                           -----             -------

      AIMCO owns a majority of the ownership interests in the AIMCO Operating Partnership. Through AIMCO's wholly owned subsidiaries, AIMCO-GP and AIMCO-LP, Inc., AIMCO holds approximately a 90% interest in the common partnership units and equivalents of the AIMCO Operating Partnership as of September 30, 2004. AIMCO conducts substantially all of its business and owns substantially all of its assets through the AIMCO Operating Partnership.

      The principal executive offices of each of AIMCO, AIMCO-GP, the AIMCO Operating Partnership, and the Purchaser are located at 4582 South Ulster Street Parkway, Suite 1100, Denver, Colorado 80237, and their telephone number is (303) 757-8101.

      The names, positions and business addresses of the directors and executive officers of AIMCO, as well as a biographical summary of the experience of such persons for the past five years or more, are set forth on Annex I attached hereto and are incorporated in this Proxy Statement by reference.

      During the past five years, none of AIMCO, AIMCO-GP or the AIMCO Operating Partnership, nor, to the best of their knowledge, any of the persons listed in Annex I (i) has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors), or (ii) was a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting activities subject to, federal or state securities laws, or finding any violation with respect to such laws.

                              PLANS AFTER THE SALE

      After the sale of the Property, the Purchaser will own and operate the Property. The Purchaser, as the sole owner of the Property, may enter into transactions involving the Property, including, without limitation, a refinancing, reduction or increase of the indebtedness relating to the Property, a sale of the Property to a third party, or redevelopment of the Property.

      If the Sale does not occur, the Partnership will continue to operate the Property. The AIMCO Operating Partnership or its affiliates may then loan funds to the Partnership that may be secured by the Partnership's property.

If any such loans are made, upon default of such loans, the AIMCO Operating Partnership or its affiliates could seek to foreclose on the loan and related mortgage or security interest. The General Partners expect that, consistent with the fiduciary obligations of the general partner of the Partnership, the General Partners will seek and review opportunities, including opportunities identified by the AIMCO Operating Partnership, to engage in transactions which could benefit the Partnership, such as sales or refinancings of assets or a combination of the Partnership with one or more other entities, with the objective of seeking to maximize returns to Limited Partners. A merger or other consolidation transaction may require a vote of the Limited Partners of the Partnership in accordance with the Partnership Agreement or applicable state laws.

      As described in "Special Factors - Background," the General Partners have determined that it is in the best interest of the Partnership to sell the Property and Governor's Park, to distribute the net proceeds in accordance with the terms of the Partnership Agreement after satisfying the obligation of the Partnership, and to dissolve the Partnership. After marketing Governor's Park extensively, the General Partners had contracted with an unaffiliated party to sell Governor's Park. However, the purchaser terminated the transaction pursuant to the terms of the sales contract. The General Partners intend to continue to seek a buyer for Governor's Park, although there can be no assurance that Governor's Park can be sold on similar terms, different terms or at all.

      The units of limited partnership interest of the Partnership are registered under Section 12(g) of the Exchange Act. Registration of the units under the Exchange Act may be terminated upon application of the Partnership to the SEC if the units are neither listed on a national securities exchange nor held by 300 or more holders of record. If the Partnership sells the Property and Governor's Park, after the distribution of the proceeds, which will be made pursuant to the terms of the Partnership Agreement, the Partnership will dissolve. After a dissolution of the Partnership, the Partnership will apply to deregister the units under the Exchange Act.

                  UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

      The following is a discussion of the material United States federal income tax consequences of the Sale of the Property and is based upon current United States federal tax law, which is subject to change, possibly with retroactive effect. This discussion does not address all aspects of United States federal income taxation that may be relevant in the particular circumstances of each Limited Partner or to Limited Partners subject to special treatment (including, but not limited to, corporations, foreign persons, limited partners subject to the alternative minimum tax, and tax exempt organizations) under the Code. In addition, this discussion does not address any state, local, or other tax consequences, however, it should be noted that a Limited Partner could be subject to income taxation by state, local, or other taxing authorities where the properties are located or where the Limited Partner resides. The Partnership also may be obligated to withhold state or local income taxes from any proceeds ultimately distributed to a Limited Partner, which generally may be creditable against any state or local tax liability of a Limited Partner. Limited Partners are urged to consult their tax advisors as to the specific tax consequences to them of the sale of the Property.

      TAX CONSEQUENCES IF THE AMENDMENT IS ADOPTED. There will be no Federal or state income tax consequences resulting solely from the Amendment.

      TAX CONSEQUENCES IF THE PROPERTY IS SOLD. If the Property is sold, the Partnership will recognize gain as a result of the sale. The amount of gain recognized by the Partnership will be equal to the excess of the sum of the cash and other property received in exchange for the Property plus the amount of liabilities assumed by the Purchaser, over the Partnership's adjusted basis in the Property. The gain recognized with respect to the Property will be allocated to the partners, including Limited Partners, in accordance with the Partnership Agreement. The total amount of gain that will be recognized by Limited Partners in the event the Property is sold is estimated to be $7.66 per unit, assuming that the Sale is consummated on September 30, 2004.


      Gain from a sale of real property such as the Property is generally classified as Section 1231 gain that is taxed at the same rates as capital gain income (currently taxed at a maximum rate of 15% for federal income tax purposes) or, under special rules that apply to real property that has been depreciated, taxed as "unrecaptured section 1250 gain" (currently taxed at a maximum rate of 25% for federal income tax purposes). However, because

AIMCO and its affiliates own more than 50% of both the Partnership and the Purchaser, all of the gain from the sale of the Property will be taxable as ordinary income (currently taxed at a maximum rate of 35% for federal income tax purposes). The amount of gain from the Sale is estimated to be $7.66 per unit, assuming that the Sale is consummated on September 30, 2004. This estimate is based upon information currently available to the Partnership. There can be no assurance that this estimate will prove accurate. Each Limited Partner should consult his or her tax advisor regarding the tax consequences to him or her.





      If a Limited Partner possesses suspended tax losses, tax credits, or other items of tax benefit, such items may potentially be used to reduce any tax liability that arises with respect to the gain recognized as a result of the Sale. The determination of whether a Limited Partner possesses suspended tax losses, tax credits, or other items of tax benefit that may be used to reduce any gain resulting from the Sale will depend upon each Limited Partner's individual circumstances. Limited Partners are urged to consult with their tax advisors in this regard.

      Cash distributed to a Limited Partner from the proceeds of the Sale, after repayment of the Partnership's debts and any deemed distribution of cash to a Limited Partner resulting from any assumption of Partnership indebtedness in connection with the Sale of the Property or the repayment of Partnership indebtedness will be treated as a nontaxable return of capital to the extent of such Limited Partner's basis in his interest in the Partnership and then as gain from the sale or exchange of such Partnership interest to the extent in excess of such basis. A Limited Partner may include in his basis in his Partnership interest any gain recognized as a result of the Sale of the Property. Generally, any gain recognized as a result of distributions, including deemed distributions, by the Partnership will be capital gain except to the extent the gain is considered to be attributable to unrealized receivables of the Partnership or depreciation claimed with respect to the Property. In addition, proceeds available for distribution to the Limited Partners from the Sale after repayment of the Partnership's debts may be less than the gain recognized by the Partnership that is allocable to the Partners, any gain that is recognized by a Limited Partner as a result of the distributions made by the Partnership, and any tax liability resulting therefrom. Accordingly, the Limited Partners may and likely will be required to use funds from sources other than distributions from the Partnership in order to pay any tax liabilities that may arise as a result of the foregoing.

      The Partnership's properties have been substantially depreciated for United States federal income tax purposes. As a result, it is possible that continued operation of the properties will generate income that will be taxable to the Partners because it is unlikely that there will be adequate depreciation and other deductions equal to or greater than the income generated from the properties. The Partnership also will continue to incur the administrative costs of operation, including the cost of preparing and filing a partnership tax return. As a result, a Limited Partner may be required to use funds from other sources to satisfy any tax liability resulting from the income taxable to Partners as a result of continued operation of the Partnership. If a Limited Partner possesses suspended tax losses, tax credits, or other items of tax benefit, such items may potentially be used to reduce any tax liability that arises with respect to any net income taxable to the Limited Partner as a result of the continued operation of the properties by the Partnership. Limited Partners are urged to consult their tax advisors in this regard.

      EACH LIMITED PARTNER IS URGED TO CONSULT HIS OR HER TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES OF THE SALE, INCLUDING THE APPLICATION OF FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

                               SECURITY OWNERSHIP

      The following table sets forth certain information regarding the units owned by each person or entity known to own beneficially or exercise voting or dispositive control over more than 5% of the units as of September 30, 2004.

Name of Beneficial Owner                                Number of Units                   Percent of Class
------------------------                                ---------------                   ----------------
AIMCO Properties, L.P.                                     828,227                             67.78%
4582 South Ulster St. Parkway,
Suite 1100,
Denver, Colorado 80237

                                APPRAISAL RIGHTS

      Limited Partners are not entitled to dissenters' appraisal rights under applicable law or the Partnership Agreement in connection with the sale of Partnership assets or an amendment to the Partnership Agreement. However, the Partnership is providing each Limited Partner with contractual dissenters' appraisal rights that are based upon the dissenters' appraisal rights that a Limited Partner would have were the Limited Partner a shareholder in a corporate merger under the corporation laws of the state of Delaware. These appraisal rights enable a Limited Partner to obtain an arbitrated appraisal of the value of the Limited Partner's interest in the Partnership, and entitle a Limited Partner to receive the arbitrated appraised value of the Limited Partner's interest in the Partnership in connection with the Amendment and the Sale. A copy of these corporation laws, as they relate to these rights, is attached to this Proxy Statement as Exhibit B. Prosecution of these contractual appraisal rights will involve an arbitration proceeding, and consideration paid to a Limited Partner after the prosecution of such contractual appraisal rights, which will take a period of time that cannot be predicted with accuracy, will be a cash payment, resulting in a taxable event to such Limited Partner.

      PROCEDURE. In order for a Limited Partner to exercise its appraisal rights, the Limited Partner must hold its units continuously through the effective date of the Amendment (the "Triggering Event"). Within ten days after the Triggering Event, the Partnership will provide written notice to the Unaffiliated Limited Partners of its occurrence. Limited Partners who wish to do so must exercise the dissenters' appraisal rights by making a demand in writing to the Information Agent within 20 days after the mailing of that notice. The written demand must reasonably inform the Partnership of the identity of the Limited Partner and that the Limited Partner intends to demand the appraisal of its units.

      Within 120 days after the Triggering Event, a Limited Partner who has complied with the above procedures or the Partnership may submit a written demand for the determination of the value of the units by an arbitration panel. After the receipt of such written demand, the Partnership will initiate the arbitration proceeding.

      NO LIMITED PARTNER RIGHTS. Upon the occurrence of the Triggering Event, Limited Partners who make a demand for an appraisal will no longer be entitled to exercise the voting rights of its units or to receive any distributions on the units (other than distributions declared payable as of a record date prior to the Triggering Event).

      WITHDRAWAL. A Limited Partner who has submitted a written demand notifying the Partnership of the Limited Partner's intent to demand appraisal may withdraw the demand at any time within 60 days after the Triggering Event and accept the terms of the transactions described in this Proxy Statement. Limited Partners who wish to withdraw their demands must do so in writing delivered to he Information Agent.

      VARIANCES FROM CORPORATE DISSENTER'S APPRAISAL RIGHTS. Although the contractual dissenters' appraisal rights are based upon the dissenters' appraisal rights that a Limited Partner would have were the Limited Partner a shareholder in a corporate merger under the corporation laws of the state of Delaware, differences do exist. First, this appraisal proceeding will be decided by arbitration conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association by a panel of three arbitrators who will follow the statutory provisions otherwise governing such dissenters' appraisal rights. Second, the appraisal proceedings will be conducted in Denver, Colorado. Any arbitration award can be appealed in the Federal District Court located in Denver, Colorado.

                               CONSENTS REQUIRED


      The General Partner has set the close of business on January [___], 2005 as the Record Date for the determination of Limited Partners entitled to notice of and to object to the Sale. Only Limited Partners of record as of the Record Date will be entitled to object to the Sale.


      The Partnership Agreement requires the vote of Limited Partners owning more than 50% of the total outstanding units which actually vote on the issue to approve the Amendment. Also, the sale of all or substantially all of the properties of the Partnership at a single sale (or series of sales to one person made pursuant to a single plan) requires the approval of Limited Partners holding a majority of the then outstanding units which actually vote on the issue. As of the Record Date, there were 1,222,000 units issued and outstanding, and each unit represents less than 0.01% interest in the Partnership. Affiliates of the General Partners currently own approximately 67.78% of the outstanding units and will consent to the Amendment and the Sale on the terms described in this Proxy Statement. Therefore, the General Partners and their affiliates can and will vote to approve the Amendment and the Sale without the vote of any other Limited Partner.

      However, as described in this Proxy Statement, the General Partners will not consummate the Sale if the holders of a majority of the units held by Unaffiliated Limited Partners object in writing to the Sale in the manner described in this Proxy Statement. Therefore, if Unaffiliated Limited Partners holding more than 196,926 units, or 16.12% of the outstanding units, object to the Sale in the manner described in this Proxy Statement, the Sale will not be consummated.

      Abstentions will not be treated as objections. Abstentions and broker non-votes will not be counted as consents in favor of the proposals.

                              NOTICES OF OBJECTION

      LIMITED PARTNERS WHO DESIRE TO OBJECT TO THE PROPOSED SALE SHOULD DO SO BY SIGNING, DATING AND DELIVERING THE NOTICE OF OBJECTION INCLUDED WITH THIS PROXY STATEMENT TO THE INFORMATION AGENT BY MAIL IN THE SELF-ADDRESSED, POSTAGE-PAID ENVELOPE ENCLOSED FOR THAT PURPOSE, BY OVERNIGHT COURIER OR BY FACSIMILE AT THE ADDRESS OR FACSIMILE NUMBER SET FORTH ABOVE AND ON THE NOTICE OF OBJECTION, ALL IN ACCORDANCE WITH THE INSTRUCTIONS CONTAINED IN THIS PROXY STATEMENT.


      All Notices of Objection that are properly completed, signed and delivered to the Information Agent prior to January [__], 2005, the Expiration Date, and not properly revoked (see "Revocation of Objection" below) will be given effect in accordance with the specifications contained in the Notice of Objection. IF A NOTICE OF OBJECTION IS PROPERLY COMPLETED, SIGNED, AND DELIVERED TO THE INFORMATION AGENT, THE LIMITED PARTNER WILL NOT BE DEEMED TO HAVE OBJECTED, IF NONE OF THE BOXES MARKED "OBJECTS" OR "ABSTAINS" ARE MARKED.


      All Notices of Objection must be executed in exactly the same manner as the name(s) in which ownership of the units is registered. If the units to which a Notice of Objection relates are held by two or more joint holders, all of those holders should sign the Notice of Objection. If a Notice of Objection is signed by a trustee, partner, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary, agency or representative capacity, such person must so indicate when signing and submit with the Notice of Objection evidence satisfactory to the Partnership of authority to execute the Notice of Objection.

      All questions as to the validity, form and eligibility (including time of receipt) regarding the Notices of Objection will be determined by the General Partners in their sole discretion, which determination will be conclusive and binding. The General Partners reserve the right to reject any or all Notices of Objection that are not in proper form. The General Partners also reserve the right to waive any defects, irregularities or conditions of delivery as to particular Notices of Objection. Unless waived, all such defects or irregularities in connection with the delivery of Notices of Objection must be cured within such time as the General Partners determine. Neither the General Partners nor any of their affiliates or any other persons shall be under any duty to give any notification of any such defects, irregularities or waivers, nor shall any of them incur any liability for failure to give such notification. Deliveries of Notices of Objection will not be deemed to have been made until any irregularities or defects contained in the Notices of Objection have been cured or waived. The interpretations of the General Partners shall be conclusive and binding.

      The execution and delivery of a Notice of Objection will not affect a Limited Partner's right to sell or transfer the units. All Notices of Objection received by the Information Agent (and not properly revoked as described below) prior to the Expiration Date will be effective notwithstanding a record transfer of such units subsequent to the Record Date. A person who acquires units after the Record Date may not object.

      The General Partners expressly reserve the right, in their discretion, at any time and from time to time, to extend the period of time during which Notices of Objections may be submitted hereunder. Notice of any such extension will promptly be disseminated to Limited Partners in a manner reasonably designed to inform Limited Partners of such extension.

      Revocation of Objection. Any Limited Partner who has delivered a Notice of Objection to the Information Agent may revoke the Notice of Objection by delivering to the Information Agent a written notice of revocation prior to midnight, New York City time, on the Expiration Date. In order to be effective, a notice of revocation of the instructions set forth in a Notice of Objection must (i) contain the name of the person who delivered the Notice of Objection,
(ii) be in a writing delivered to the Information Agent stating that the prior Notice of Objection is revoked, (iii) be signed by the Limited Partner in the same manner as the original signature on the Notice of Objection, and (iv) be received by the Information Agent prior to midnight, New York City time, on the Expiration Date at one of its addresses or the fax number set forth on the Notice of Objection. A purported notice of revocation that lacks any of the required information, is dispatched to an improper address or facsimile number or is not received in a timely manner will not be effective to revoke the instructions set forth in a Notice of Objection previously given. A revocation of the instructions set forth in a Notice of Objection can only be accomplished in accordance with the foregoing procedures. A LIMITED PARTNER MAY NOT REVOKE THE INSTRUCTIONS SET FORTH IN THE NOTICE OF OBJECTION AFTER MIDNIGHT, NEW YORK CITY TIME, ON THE EXPIRATION DATE.

                                SOURCE OF FUNDS

      The AIMCO Operating Partnership expects that approximately $4,522,000 will be required to effect the Sale (exclusive of fees and expenses estimated to be $53,000) and will provide the requisite funds to the Purchaser. The Purchaser will pay the remainder of the gross purchase price by assuming the outstanding mortgage indebtedness on the Property including any accrued but unpaid interest. The Partnership expects that its fees and expenses will be $131,000.

      The AIMCO Operating Partnership has a $450 million revolving credit facility with a syndicate of financial institutions. The AIMCO Operating Partnership, AIMCO, and two AIMCO subsidiaries, NHP Management Company and AIMCO/Bethesda Holdings, Inc. are the borrowers. The annual interest rate under the credit facility is based on either LIBOR or a base rate, plus, in either case, an applicable margin. The margin ranges between 1.50% and 2.00% in the case of LIBOR-based loans and between 0% and 0.25% in the case of base rate loans, based upon AIMCO's leverage ratio. The default rate of interest for the loan is equal to the rate described above plus 3%. The credit facility expires matures on November 2, 2007. The loan agreement relating to this credit facility has been filed with the SEC as Exhibit 10.4 to AIMCO's quarterly report on Form 10-QSB for the fiscal quarter ended September 30, 2004 and is incorporated in this Proxy Statement by reference.

      As of September 30, 2004, the AIMCO Operating Partnership had approximately $122.5 million of cash on hand and approximately $258.4 million available for borrowing under existing lines of credit. The AIMCO Operating Partnership intends to repay any amounts borrowed to finance the offer out of future working capital.

                               FEES AND EXPENSES

      Except as set forth in this Proxy Statement, the General Partners and the Purchaser will not pay any fees or commissions to any broker, dealer or other person in connection with the Amendment or the Sale. The General Partners have retained The Altman Group, Inc. to act as the Information Agent in connection with the Amendment and the Sale. The Information Agent may contact holders of units by mail, e-mail, telephone, telex, telegraph and in person and may request brokers, dealers and other nominee limited partners to forward materials relating to the Amendment and the Sale to beneficial owners of the limited partnership interests. The Purchaser will pay the Information Agent reasonable and customary compensation for its services in connection with the Amendment and the Sale, plus reimbursement for out-of-pocket expenses, and will indemnify it against certain liabilities and expenses in connection therewith, including liabilities under the federal securities laws. The Purchaser will also pay all costs and expenses of filing, printing and mailing the Proxy Statement and any related legal fees and expenses. The Partnership will not be responsible for paying any of the fees or expenses incurred by the Purchaser or the General Partners in connection with the Sale.

      The following is an itemized statement of the aggregate estimated expenses incurred and to be incurred in the Sale by the Partnership:

Legal Fees                                   $ 15,000
Title Insurance                                25,000
Recording Fees                                 90,000
Survey                                          1,000
                                             --------
Total                                        $131,000
                                             ========



                             GENERAL LEGAL MATTERS

      We are not aware of any licenses or regulatory permits that would be material to the business of your Partnership, taken as a whole, and that might be adversely affected by the Amendment or the Sale, or any filings, approvals or other actions by or with any domestic or foreign governmental authority or administrative or regulatory agency that would be required prior to the consummation of the Amendment or the Sale. While there is no present intent to delay the consummation of the Amendment or the Sale, pending receipt of any such additional approval or the taking of any action, there can be no assurance that any such additional approval or action, if needed, would be obtained without substantial conditions or that adverse consequences might not result to your Partnership or its business, or that certain parts of its business might not have to be disposed of or other substantial conditions complied with in order to obtain such approval or action, any of which could cause us to elect to terminate the Purchase Agreement without consummating the transactions contemplated thereby.

      No provision has been made by the General Partners, the Partnership, the Purchaser, AIMCO, the AIMCO Operating Partnership, or any of its affiliates at such party's expense for the provision of counsel or appraisal services, other than the appraisal of the fair market value of the Property as described in this Proxy Statement.

                              GENERAL INFORMATION

      The AIMCO Operating Partnership is an affiliate of AIMCO. AIMCO, the AIMCO Operating Partnership and the Partnership are subject to the informational requirements of the Exchange Act and are therefore required to file annual and quarterly reports, proxy statements and other information with the SEC. You can inspect and copy reports and other information filed by any of the foregoing with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may also obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0300. The SEC also maintains an Internet site at http://www.sec.gov that contains reports and proxy statements regarding issuers that file electronically with the SEC.

      The information contained in this Proxy Statement is accurate only as of the date hereof, and the General Partners undertake no obligation to update any information contained in this statement after the date hereof. We have not authorized anyone else to provide you with information. You should not assume that the information in this Proxy Statement or any supplement is accurate as of any date other than the date on the front page of this Proxy Statement.

   THE SIGNED NOTICE OF OBJECTION SHOULD BE SENT OR DELIVERED BY EACH LIMITED PARTNER TO THE INFORMATION AGENT AT THE ADDRESS OR FACSIMILE NUMBER SET FORTH
                                     BELOW:

                             THE ALTMAN GROUP, INC.

                  By Mail, Overnight Courier and Hand Delivery:

                            1275 Valley Brook Avenue
                           Lyndhurst, New Jersey 07071

        By Facsimile:                    For Information please call:

        (201) 460-0050                   TOLL FREE (800) 217-9608

                                    ANNEX I

                             OFFICERS AND DIRECTORS

      The names and positions of the executive officers of Apartment Investment and Management Company ("AIMCO"); AIMCO-GP, Inc. ("AIMCO-GP") and AIMCO Properties, L.P. ("AIMCO Properties") are set forth below. The directors of AIMCO are also set forth below. The two directors of AIMCO-GP are Terry Considine and Paul J. McAuliffe. Unless otherwise indicated, the business address of each executive officer and director is 4582 South Ulster Street Parkway, Suite 1100, Denver, Colorado 80237. Each executive officer and director is a citizen of the United States of America. All titles refer to titles with AIMCO and AIMCO GP, except as otherwise indicated.

                     NAME                                                POSITION
                     ----                                                --------
Terry Considine...................................  Chairman of the Board, Chief Executive Officer and President

Jeffrey W. Adler..................................  Executive Vice President -- Conventional Property Operations

Harry G. Alcock...................................  Executive Vice President and Chief Investment Officer

Miles Cortez......................................  Executive Vice President, General Counsel and Secretary

Joseph DeTuno.....................................  Executive Vice President -- Redevelopment

Randall J. Fein...................................  Executive Vice President -- University Housing

Patti K. Fielding.................................  Executive Vice President -- Securities and Debt

Thomas M. Herzog..................................  Senior Vice President and Chief Accounting Officer

Lance J. Graber...................................  Executive Vice President -- AIMCO Capital

Paul J. McAuliffe.................................  Executive Vice President and Chief Financial Officer

Ronald D. Monson..................................  Executive Vice President

James G. Purvis...................................  Executive Vice President -- Human Resources

David Robertson...................................  Executive Vice President; President and Chief Executive Officer
                                                     --  AIMCO Capital

James N. Bailey...................................  Director

Richard S. Ellwood................................  Director

J. Landis Martin..................................  Director

Thomas L. Rhodes..................................  Director

Michael A. Stein..................................  Director

 NAME                                   PRINCIPAL OCCUPATION FOR THE LAST FIVE YEARS
 ----                                   --------------------------------------------
 Terry Considine......................  Mr. Considine has been Chairman of the Board and Chief
                                        Executive Officer since July 1994. Mr. Considine serves as
                                        Chairman and Chief Executive Officer of American Land Lease,
                                        Inc., another publicly held real estate investment trust and successor to Asset Investors Corporation and Commercial
                                        Assets, Inc. Mr. Considine devotes his time to his
                                        responsibilities at AIMCO on a full time basis, and the
                                        balance to American Land Lease, Inc.

 Jeffrey W. Adler.....................  Mr. Adler was appointed Executive Vice President,
                                        Conventional Property Operations in February 2004.
                                        Previously he served as Senior Vice President of Risk
                                        Management of AIMCO from January 2002 until November 2002, when he added the responsibility of Senior Vice President,
                                        Marketing. Prior to joining AIMCO from 2000 to 2002, Mr.
                                        Adler was Vice President, Property/Casualty for
                                        Channelpoint, a software company. From 1990 to 2000 Mr.
                                        Adler held several positions at Progressive Insurance
                                        including Colorado General Manager from 1996 to 2000,
                                        Product Manager for Progressive Insurance Mountain Division
                                        from 1992 to 1996, and Director of Corporate Marketing from
                                        1990 to 1992.

 Harry G. Alcock......................  Mr. Alcock served as a Vice President from July 1996 to
                                        October 1997, when he was promoted to Senior Vice
                                        President-Acquisitions. Mr. Alcock served as Senior Vice
                                        President-Acquisitions until October 1999, when he was
                                        promoted to Executive Vice President and Chief Investment
                                        Officer. Mr. Alcock has had responsibility for acquisition and financing activities of AIMCO since July 1994.

 Miles Cortez.........................  Mr. Cortez was appointed Executive Vice President,
                                        General Counsel and Secretary in August 2001. Prior to
                                        joining the Company, Mr. Cortez was the senior partner of
                                        Cortez Macaulay Bernhardt & Schuetze LLC, a Denver law firm, from December 1997 through September 2001. From August 1993 through November 1997, Mr. Cortez was a partner at McKenna &
                                        Cuneo LLP in Denver. He served as president of the Colorado
                                        Bar Association from 1996 to 1997 and the Denver Bar
                                        Association from 1982 to 1983.

 Joseph DeTuno........................  Mr. DeTuno was appointed Executive Vice President --
                                        Redevelopment in February 2001 and previously served as
                                        Senior Vice President -- Property Redevelopment from August
                                        1997 to February 2001. Prior to joining AIMCO, Mr. DeTuno
                                        was President and founder of JD Associates, a full service real estate consulting, advisory and project management
                                        company that he founded in 1990.

 Randall J. Fein......................  Mr. Fein was appointed Executive Vice President --
                                        University Housing in October 2003 and is responsible for
                                        the operation of AIMCO's student housing related portfolio, including its joint venture activities. From 1989 through
                                        2003, Mr. Fein served as general partner of Income Apartment
                                        Investors L.P., and Texas First Properties L.P., which
                                        operated student and non-student housing. Prior to entering the apartment industry, Mr. Fein was engaged in the
                                        securities industry as a Director of Jefferies and as a Vice
                                        President of Salomon Brothers Inc. Mr. Fein is a member of the State Bar of Texas.

 Patti K. Fielding....................  Ms. Fielding was appointed Executive Vice President --
                                        Securities and Debt in February 2003. She is responsible for securities and debt financing and the treasury department.
                                        From January 2000 to February 2003, Ms. Fielding served as
                                        Senior Vice President -- Securities and Debt. Ms. Fielding
                                        joined AIMCO in February 1997 and served as Vice
                                        President-Tenders, Securities and Debt until January 2000.
                                        Prior to joining the Company, Ms. Fielding was a Vice
                                        President with Hanover Capital Partners from 1996 to 1997,
                                        Vice Chairman, Senior Vice President and Principal of
                                        CapSource Funding Corp from 1993 to 1995, and Group Vice
                                        President with Duff & Phelps Rating Co. from 1987 to 1993.

 NAME                                   PRINCIPAL OCCUPATION FOR THE LAST FIVE YEARS
 ----                                   --------------------------------------------
 Lance J. Graber......................  Mr. Graber has been Executive Vice President since
                                        October 1999. His principal business function is overseeing dispositions, refinancings, redevelopments and other
                                        transactions within AIMCO Capital's portfolio of affordable properties. Prior to joining the Company, Mr. Graber was a
                                        Director at Credit Suisse First Boston from 1994 to May
                                        1999, during which time he supervised a staff of seven in
                                        the making of principal investments in hotel, multi-family and assisted living properties.

 Thomas M. Herzog.....................  Mr. Herzog was appointed Senior Vice President and
                                        Chief Accounting Officer in January 2004. Prior to joining
                                        AIMCO, Mr. Herzog was at GE Real Estate, serving as Chief
                                        Accounting Officer & Global Controller from April 2002 to
                                        January 2004 and as Chief Technical Advisor from March 2000 to April 2002. Prior to joining GE Real Estate, Mr. Herzog was at Deloitte & Touche LLP from 1990 until 2000, including a two-year assignment in the real estate national office.

 Paul J. McAuliffe....................  Mr. McAuliffe has been Executive Vice President since February 1999 and was appointed Chief Financial
                                        Officer in October 1999. From May 1996 until he joined
                                        AIMCO, Mr. McAuliffe was Senior Managing Director of Secured
                                        Capital Corp.

 Ronald D. Monson.....................  Mr. Monson was appointed Executive Vice President in
                                        February 2001. Beginning in February 2004, Mr. Monson
                                        assumed oversight of four of AIMCO's regional operating
                                        centers. From February 2001 to February 2004, Mr. Monson
                                        served as the head of AIMCO's conventional property
                                        operations. Previously, he served as Regional Vice President from March 1997 to May 1998, when he was promoted to Senior
                                        Vice President of the Midwest Division. Mr. Monson served as
                                        Senior Vice President of the Midwest Division until January
                                        1999, when he was appointed Senior Vice President of the Far
                                        West Division, which role he filled until February 2001.
                                        From April 1994 to February 1997, Mr. Monson was a Regional
                                        Vice President for Great Atlantic Property Management.

 James G. Purvis......................  Mr. Purvis was appointed Executive Vice President -- Human
                                        Resources in February 2003. Prior to joining AIMCO, from
                                        October 2000 to February 2003, Mr. Purvis served as the Vice
                                        President of Human Resources at SomaLogic, Inc. a privately held biotechnology company in Boulder, Colorado. From July
                                        1997 to October 2000, Mr. Purvis was the principal
                                        consultant for O3C Global Organization Solutions, a global human resources strategy and technology consulting company based in Colorado and London. From March 1996 to July 1997
                                        Mr. Purvis served as the Senior Vice President of Employee
                                        Relations at TCI, Inc. From August 1990 to March 1996 Mr.
                                        Purvis served as the Senior Vice President of Human
                                        Resources of Westin Hotels and Resorts.

 David Robertson......................  Mr. Robertson has been Executive Vice President since
                                        February 2002, and was appointed President and Chief
                                        Executive Officer of AIMCO Capital in October 2002. He is
                                        responsible for property operations, asset management and
                                        transaction activities within AIMCO Capital's portfolio of affordable properties, and for redevelopment and
                                        construction activities for both the conventional and
                                        affordable property portfolios. Prior to joining the
                                        Company, Mr. Robertson was a member of the
                                        investment-banking group at Smith Barney from 1991 to 1996, where he was responsible for real estate investment banking transactions in the western United States, and was part of the Smith Barney team that managed AIMCO's initial public
                                        offering in 1994. Since February 1996, Mr. Robertson has
                                        been Chairman and Chief Executive Officer of Robeks
                                        Corporation, a privately held chain of specialty food
                                        stores.

 NAME                                   PRINCIPAL OCCUPATION FOR THE LAST FIVE YEARS
 ----                                   --------------------------------------------
 James N. Bailey....................    Mr. Bailey was appointed a Director of AIMCO in June 2000
       Cambridge Associates, Inc.       and is currently Chairman of the Nominating and Corporate
       1 Winthrop Square,               Governance Committee and a member of the Audit and
       Suite 500                        Compensation and Human Resources Committee. Mr. Bailey is
       Boston, MA  02110                co-founder and Senior Managing Director of Cambridge
                                        Associates, LLC, founded in 1973, and co-founder, Treasurer and Director of: The Plymouth Rock Company, founded in 1984;
                                        Direct Response Corporation, founded in 1996; and
                                        Homeowners' Direct Corporation, founded in 1996; all U.S.
                                        personal lines insurance companies. In addition, he is a
                                        director of Getty Image, Inc., a publicly held company. He has also been a member of a number of Harvard University
                                        alumni affairs committees, including, the Overseers
                                        Nominating Committee and The Harvard Endowment Committee.
                                        Mr. Bailey is a member of the Massachusetts Bar and the
                                        American Bar Association.

 Richard S. Ellwood.................    Mr. Ellwood was appointed a Director of the Company in July
       12 Auldwood Lane                 1994. Mr. Ellwood is currently Chairman of the Audit
       Rumson, NJ  07660                Committee and a member of the Compensation and Human
                                        Resources and Nominating and Corporate Governance
                                        Committees. Mr. Ellwood is the founder and President of R.S.
                                        Ellwood & Co., Incorporated, a real estate investment
                                        banking firm. Prior to forming R.S. Ellwood & Co.,
                                        Incorporated in 1987, Mr. Ellwood had 31 years experience on
                                        Wall Street as an investment banker, serving as: Managing
                                        Director and senior banker at Merrill Lynch Capital Markets from 1984 to 1987; Managing Director at Warburg Paribas
                                        Becker from 1978 to 1984; general partner and then Senior
                                        Vice President and a director at White, Weld & Co. from 1968 to 1978; and in various capacities at J.P. Morgan & Co. from
                                        1955 to 1968. Mr. Ellwood currently serves as a director of
                                        Felcor Lodging Trust, Incorporated and Florida East Coast
                                        Industries, Inc.

 J. Landis Martin...................    Mr. Martin was appointed a Director of AIMCO in July 1994
       199 Broadway                     and is currently Chairman of the Compensation and Human
       Suite 4300                       Resources Committee. Mr. Martin is a member of the Audit and
       Denver, CO  80202                Nominating and Corporate Governance Committees. Mr. Martin
                                        is also the Lead Independent Director of AIMCO's Board.
                                        Since 1994, Mr. Martin has been Chairman of the Board and
                                        Chief Executive Officer of Titanium Metals Corporation, a
                                        publicly held integrated producer of titanium metals. From
                                        1987 to 2003, Mr. Martin served as President and Chief
                                        Executive Officer of NL Industries, Inc. ("NL"), a publicly held manufacturer of titanium dioxide chemicals, and served as a director of NL from 1986 to 2003. From 1990 until its acquisition by Dresser Industries, Inc. in 1994, Mr. Martin served as Chairman of the Board and Chief Executive Officer of Baroid Corporation, a publicly held petroleum services
                                        company. Mr. Martin is also a director of Halliburton
                                        Company, Crown Castle International Corporation, a wireless communications company, and Trico Marine Services, Inc.,
                                        which provides marine support services to the oil and gas
                                        industry. Until February 2003, Mr. Martin was a director of
                                        Tremont Corporation, a holding company, and until December
                                        2003 Mr. Martin was a director of Special Metals
                                        Corporation.

 Thomas L. Rhodes...................    Mr. Rhodes was appointed a Director of the Company in July
       215 Lexington Avenue             1994 and is currently a member of the Audit, Compensation
       4th Floor                        and Human Resources, and Nominating and Corporate Governance
       New York, NY  10016              Committees. Mr. Rhodes has served as the President and
                                        Director of National Review Magazine since November 1992,
                                        where he has also served as a Director since 1988. From 1976 to 1992, he held various positions at Goldman Sachs & Co., was elected a General Partner in 1986 and served as a
                                        General Partner from 1987 until November 1992. Mr. Rhodes is
                                        Chairman of the Board of Directors of The Lynde and Harry
                                        Bradley Foundation, Vice Chairman of American Land Lease,
                                        Inc., another publicly held real estate investment trust and successor to Asset Investors Corporation and Commercial
                                        Assets, Inc.

 NAME                                   PRINCIPAL OCCUPATION FOR THE LAST FIVE YEARS
 ----                                   --------------------------------------------
Michael A. Stein...................     Mr. Stein, was elected a Director of the Company effective
       22021 20th Avenue SE             October 15, 2004 and is a member of the Audit, Compensation
       Bothell, WA 98021                and Human Resources, and Nominating and Corporate Governance
                                        Committees. Mr. Stein is currently the Vice President and
                                        chief financial officer of ICOS Corporation. Mr. Stein was previously executive vice president and chief financial
                                        officer of Nordstrom Inc., and held a similar position at
                                        Marriott International Inc. Prior to joining Marriott in
                                        1989, he spent 18 years at Arthur Andersen LLP, where he was a partner and served as head of the Commercial Group within the Washington, D.C. Financial Consulting and Audit
                                        Division. Mr. Stein is a certified public accountant.

                                   APPENDIX A

                         PRO FORMA FINANCIAL STATEMENTS

 The following pro forma financial information has been derived from the balance sheet and income statement of your partnership for the twelve months ended
                               December 31, 2003.

ASSETS
Investment Property:
      Land                                                                       $   422
      Buildings and related personal property                                      6,253
      Accumulated depreciation                                                    (3,580)

 Cash and cash equivalents                                                            48
 Receivables and deposits                                                             19
 Other assets                                                                        107
                                                                                 -------
 TOTAL ASSETS                                                                    $ 3,269
                                                                                 =======
 LIABILITIES AND PARTNERS' DEFICIT:
 Accounts payable                                                                $    41
 Tenant security deposit liabilities                                                  21
 Accrued property taxes                                                               68
 Other liabilities                                                                    49
 Due to affiliates                                                                    83
 Mortgage Note Payable                                                             3,512
 Partners' Deficit                                                                  (505)
                                                                                 -------
 TOTAL LIABILITIES AND PARTNERS' DEFICIT                                         $ 3,269
                                                                                 =======
 BOOK VALUE PER DEPOSITARY UNIT CERTIFICATE                                      $ (0.40)
                                                                                 =======
 PRO FORMA DECEMBER 31, 2003 INCOME STATEMENT

 REVENUES
Rental income                                                                    $   907
Other income                                                                         101
                                                                                 -------
TOTAL REVENUES                                                                     1,008
                                                                                 -------
Expenses:
Operating                                                                            449
General & Administrative                                                             110
Depreciation                                                                         217
Interest                                                                             289
Property Taxes                                                                        69
                                                                                 -------
TOTAL EXPENSES                                                                     1,134
                                                                                 -------
LOSS FROM CONTINUING OPERATIONS                                                  $  (126)
                                                                                 =======
LOSS FROM CONTINUING OPERATIONS PER DEPOSITARY UNIT CERTIFICATE                  $ (0.10)
                                                                                 =======
RATIO OF EARNINGS TO FIXED CHARGES                                                 56.34%
                                                                                 =======

                                   APPENDIX B

                            DELAWARE APPRAISAL RIGHTS

                        Delaware General Corporation Law

262 APPRAISAL RIGHTS

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to Section 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to Section 251 (other than a merger effected pursuant to Section 251(g) of this title), Section 252, Section 254, Section 257, Section 258, Section 263 or Section 264 of this title:

      (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either
(i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of Section 251 of this title.

      (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to Sections 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

            a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

            b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

            c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

            d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

      (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Section 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

      (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

      (2) If the merger or consolidation was approved pursuant to Section 228 or
Section 253 of this title, then, either a constituent corporation before the effective date of the merger or consolidation, or the surviving or resulting corporation within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                PRELIMINARY COPY

                    U.S. REALTY PARTNERS LIMITED PARTNERSHIP
                           C/O THE ALTMAN GROUP, INC.
                            1275 VALLEY BROOK AVENUE
                          LYNDHURST, NEW JERSEY 07071

                              NOTICE OF OBJECTION

      The undersigned, a limited partner of U.S. Realty Partners Limited Partnership (the "Partnership"), and the holder of units, acting with respect to all of the units owned by the undersigned, hereby:

                    [ ] OBJECTS            [ ] ABSTAINS


with respect to the Sale by the Partnership of one of its apartment complexes known as Twin Lakes Apartments, located in Palm Harbor, Florida.


      THIS NOTICE OF OBJECTION IS BEING FURNISHED BY U.S. REALTY I CORPORATION AND AIMCO PROPERTIES, L.P., THE GENERAL PARTNERS OF THE PARTNERSHIP.

      IF NO ELECTION IS SPECIFIED WITH RESPECT TO THE PROPOSAL, AN OTHERWISE PROPERLY COMPLETED AND SIGNED NOTICE OF OBJECTION WILL NOT BE DEEMED TO BE AN OBJECTION TO THE PROPOSAL.

      The undersigned hereby acknowledges receipt of the Proxy Statement. Capitalized terms used in this Notice of Objection and not defined herein have the meanings set forth in the Proxy Statement.


      A fully completed, signed and dated copy of this Notice of Objection should be sent to The Altman Group, Inc., by mail at 1275 Valley Brook Avenue, Lyndhurst, New Jersey 07071, or by fax at (201) 460-0050, no later than midnight, New York City time, on January [ ], 2005, unless the Expiration Date is extended by the General Partner.


Dated:______________________                By:_________________________________

                                            ____________________________________
                                            Please Print Name

Please sign exactly as you hold your units. When signing as an attorney-in-fact, executor, administrator, trustee or guardian, please give your full title. If an interest is jointly held, each holder should sign. If a corporation, please sign in full corporate name by a duly authorized officer. If a partnership, please sign in partnership name by a duly authorized person.